QuickLinks -- Click here to rapidly navigate through this document

        [This report is a copy of a previously issued Arthur Andersen LLP report and has not been reissued by Arthur Andersen LLP. Pursuant to SEC Release No. 33-8070 and Rule 437a under the Securities Act of 1933, as amended, NorthWestern Corporation has not received written consent, after reasonable effort, to the inclusion of this report in this Form 8-K. Because Arthur Andersen LLP has not consented to the inclusion of this report in this Form 8-K, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933, as amended, for any untrue statements of a material fact contained in the consolidated financial statements of NorthWestern Corporation audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.]

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of NorthWestern Corporation:

        We have audited the accompanying consolidated balance sheets of NORTHWESTERN CORPORATION (a Delaware corporation) AND SUBSIDIARIES as of December 31, 2001 and 2000, and the related consolidated statements of income, cash flows and shareholders' equity for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NorthWestern Corporation and Subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

        As discussed in Note 1 to the consolidated financial statements, NorthWestern Corporation adopted the provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, effective July 1, 2000.

        As discussed in Note 4, the consolidated financial statements have been revised to reflect the Corporation's interest in CornerStone Propane Partners, LP as a discontinued operation.

/s/ ARTHUR ANDERSEN LLP
Minneapolis, Minnesota
May 16, 2002

INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of
Directors of NorthWestern Corporation
Sioux Falls, South Dakota

        We have audited the accompanying consolidated balance sheet of NORTHWESTERN CORPORATION (A Delaware Corporation) AND SUBSIDIARIES (the Corporation) as of December 31, 2001, and the related consolidated statement of income, cash flows, and shareholders' equity for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Corporation at December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Notes 4 and 18 to the financial statements, the consolidated financial statements have been revised to reflect the Corporation's interest in Corner Stone Propane Partners, LP as a discontinued operation.

Deloitte & Touche LLP
Minneapolis, Minnesota
September    , 2002

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

	YEARS ENDED DECEMBER 31
	2001	2000	1999
	(in thousands except per share amounts)
OPERATING REVENUES	$1,723,978	$1,709,474	$757,940
COST OF SALES	1,069,356	1,100,484	429,051
GROSS MARGIN	654,622	608,990	328,889
OPERATING EXPENSES
Selling, general and administrative	642,379	536,437	250,858
Depreciation	41,036	32,762	23,015
Amortization of goodwill and other intangibles	43,161	35,481	11,485
Restructuring charge	24,916	—	—

	751,492	604,681	285,358

INCOME (LOSS) FROM CONTINUING OPERATIONS	(96,870)	4,310	43,531
Interest Expense	(49,248)	(37,982)	(20,978)
Investment Income and Other	8,023	8,981	9,800

Income (Loss) From Continuing Operations Before Income Taxes and Minority Interests	(138,095)	(24,691)	32,353
Benefit (Provision) for Income Taxes	42,470	6,467	(13,145)

Income (Loss) From Continuing Operations Before Minority Interests	(95,625)	(18,224)	19,208
Minority Interests in Net Loss of Consolidated Subsidiaries	141,448	67,820	24,788

Income From Continuing Operations	45,823	49,596	43,996
Discontinued Operations, Net of Taxes and Minority Interests	(1,291)	(43)	667

Net Income	44,532	49,553	44,663
Minority Interests on Preferred Securities of Subsidiary Trusts	(6,827)	(6,601)	(6,601)
Dividends on Preferred Stock	(191)	(191)	(191)

Earnings on Common Stock	$37,514	$42,761	$37,871

Average Common Shares Outstanding	24,390	23,141	23,094
Basic Earnings per Average Common Share:
Continuing operations	$1.59	$1.85	$1.61
Discontinued operations	(.05)	—	.03

Basic	$1.54	$1.85	$1.64

Diluted Earnings per Average Common Share:
Continuing operations	$1.58	$1.83	$1.59
Discontinued operations	(.05)	—	.03

Diluted	$1.53	$1.83	$1.62

Dividends Declared per Average Common Share	$1.21	$1.13	$1.05

See Notes to Consolidated Financial Statements

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED DECEMBER 31
	2001	2000	1999
	(in thousands)
Operating Activities:
Net Income	$44,532	$49,553	$44,663
Items not affecting cash:
Depreciation	41,036	32,762	23,015
Amortization	43,161	35,481	11,485
Deferred income taxes	(33,661)	1,877	(10,913)
Minority interests in net losses of consolidated subsidiaries	(141,448)	(67,821)	(24,788)
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	20,325	(142,328)	(1,887)
Inventories	(15,989)	(15,293)	(26,507)
Other current assets	(19,046)	(7,294)	38,422
Accounts payable	50,965	138,247	8,284
Accrued expenses	63,535	96,812	(29,990)
Change in net assets of discontinued operations	32,318	(69,994)	7,510
Other, net	(172)	(17,269)	30,919

Cash flows provided by operating activities	85,556	34,734	70,213

Investment Activities:
Property, plant, and equipment additions	(34,959)	(28,988)	(24,864)
(Purchase) sale of noncurrent investments and assets, net	(433)	2,873	37,524
Acquisitions and growth expenditures	(147,665)	(137,736)	(141,833)

Cash flows used in investing activities	(183,057)	(163,851)	(129,173)

Financing Activities:
Dividends on common and preferred stock	(29,956)	(26,312)	(24,447)
Minority interest on preferred securities of subsidiary trusts	(6,827)	(6,601)	(6,601)
Proceeds from issuance of common stock and common units	74,868	—	—
Proceeds from exercise of warrants	—	182	1,657
Issuance of long term debt	—	149,625	—
Repayment of long-term debt	(5,000)	(5,000)	(5,000)
Line of credit borrowings, net	16,931	53,300	58,000
Issuance of preferred securities of subsidiary trusts	96,833	—	—
Subsidiary repurchase of minority interests	(57,768)	(20,773)	(7,669)
Line of credit (repayments) borrowings of subsidiaries, net	(35,528)	21,670	28,010
Issuance of nonrecourse subsidiary debt	2,884	16,377	110
Repayment of nonrecourse subsidiary debt	(18,766)	(6,816)	(2,025)
Short-term borrowings of subsidiaries, net	53,603	(14,700)	14,700
Commercial paper (repayments) borrowings, net	—	(11,000)	11,000

Cash flows provided by financing activities	91,274	149,952	67,735

Increase (Decrease) in Cash and Cash Equivalents	(6,227)	20,835	8,775
Cash and Cash Equivalents, beginning of period	43,385	22,550	13,775

Cash and Cash Equivalents, end of period	$37,158	$43,385	$22,550

See Notes to Consolidated Financial Statements

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Number of Common Shares	Number of Treasury Shares	Common Stock	Paid in Captial	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders' Equity
	(in thousands)
Balance at December 31, 1998	23,017	—	$40,279	$158,530	$—	$81,100	$2,225	$282,134
Comprehensive Income:
Net income	—	—	—	—	—	44,663	—	44,663
Other comprehensive income (loss), net of tax:
Unrealized gain on marketable securities net of reclassification adjustment	—	—	—	—	—	—	2,965	2,965
Exercise of warrants	92	—	159	1,498	—	—	—	1,657
Distributions on minority interests in preferred securities of subsidiary trusts	—	—	—	—	—	(6,601)	—	(6,601)
Dividends on preferred stock	—	—	—	—	—	(191)	—	(191)
Dividends on common stock	—	—	—	—	—	(24,256)	—	(24,256)

Balance at December 31, 1999	23,109	—	40,438	160,028	—	94,715	5,190	300,371
Comprehensive Income:
Net income	—	—	—	—	—	49,553	—	49,553
Other comprehensive income (loss), net of tax:
Unrealized loss on marketable securities net of reclassification adjustment	—	—	—	—	—	—	(3,896)	(3,896)
Issuances of common stock	292	—	512	5,740	—	—	—	6,252
Proceeds from exercise of warrants	10	—	18	164	—	—	—	182
Distributions on minority interests in preferred securities of subsidiary trusts	—	—	—	—	—	(6,601)	—	(6,601)
Dividends on preferred stock	—	—	—	—	—	(191)	—	(191)
Dividends on common stock	—	—	—	—	—	(26,121)	—	(26,121)

Balance at December 31, 2000	23,411	—	40,968	165,932	—	111,355	1,294	319,549
Comprehensive Income:
Net income	—	—	—	—	—	44,532	—	44,532
Other comprehensive income (loss), net of tax:
Unrealized loss on marketable securities net of reclassification adjustment	—	—	—	—	—	—	(2,081)	(2,081)
Issuances of common stock	3,714	—	6,498	68,370	—	—	—	74,868
Cashless exercise of warrants	272	—	476	6,321	—	(6,797)	—
Amortization of unearned restricted stock compensation	—	—	—	174	—	—	—	174
Purchases of treasury stock	—	156	—	—	(3,681)	—	—	(3,681)
Distributions on minority interests in preferred securities of subsidiary trusts	—	—	—	—	—	(6,827)	—	(6,827)
Dividends on preferred stock	—	—	—	—	—	(191)	—	(191)
Dividends on common stock	—	—	—	—	—	(29,765)	—	(29,765)

Balance at December 31, 2001	27,397	156	$47,942	$240,797	$(3,681)	$112,307	$(787)	$396,578

See Notes to Consolidated Financial Statements

NORTHWESTERN CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,
	2001	2000
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$37,158	$43,385
Accounts receivable, net	260,486	277,235
Inventories	79,719	63,465
Other	69,486	50,764
Current assets of discontinued operations	181,697	566,142

Total current assets	628,546	1,000,991
Property, Plant, and Equipment, Net	496,241	359,506
Goodwill and Other Intangible Assets, Net	640,590	669,511
Other:
Investments	62,959	63,472
Deferred tax asset	17,374	—
Other assets	93,828	73,923
Noncurrent assets of discontinued operations	695,197	730,667

Total assets	$2,634,735	$2,898,070

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$155,000	$5,000
Current maturities of long-term debt of subsidiaries- nonrecourse	22,817	44,207
Short-term debt of subsidiaries—nonrecourse	178,628	—
Accounts payable	122,266	193,151
Accrued expenses	216,345	168,449
Current liabilities of discontinued operations	230,070	549,870

Total current liabilities	925,126	960,677
Long-term Debt	373,350	507,650
Long-term Debt of Subsidiaries—nonrecourse	37,999	76,058
Deferred Income Taxes	—	17,408
Other Noncurrent Liabilities	75,040	59,524
Noncurrent Liabilities and Minority Interests of Discontinued Operations	605,325	673,122

Total liabilities	2,016,840	2,294,439
Commitments and Contingencies (Notes 2, 8, 9, 10, 15 and 18)
Minority Interests	30,067	192,832
Preferred Stock, Preference Stock, and Preferred Securities:
Preferred stock—4 1/2% series	2,600	2,600
Redeemable preferred stock—6 1/2% series	1,150	1,150
Preference stock	—	—
Corporation obligated mandatorily redeemable preferred securities of subsidiary trusts	187,500	87,500

Total preferred stock, preference stock and preferred securities	191,250	91,250
Shareholders' Equity:
Common stock, par value $1.75; authorized 50,000,000 shares; issued and outstanding 27,396,762 and 23,411,333	47,942	40,968
Paid-in capital	240,797	165,932
Treasury stock, 155,943 shares at cost	(3,681)	—
Retained earnings	112,307	111,355
Accumulated other comprehensive income (loss)	(787)	1,294

Total shareholders' equity	396,578	319,549

Total liabilities and shareholders' equity	$2,634,735	$2,898,070

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Significant Accounting Policies

Nature of Operations

        NorthWestern Corporation ("Corporation") is a service and solutions company providing integrated energy, communications, air conditioning, heating, ventilating, plumbing and related services and solutions to residential and business customers throughout North America. A division of the Corporation is engaged in the regulated energy business of production, purchase, transmission, distribution and sale of electricity and the delivery of natural gas to customers located in the upper Midwest region of the United States. The Corporation has investments in Expanets, Inc. ("Expanets"), a national provider of integrated communications, data solutions and network services to business customers; Blue Dot Services Inc. ("Blue Dot"), a national provider of heating, ventilating, air conditioning, plumbing and related services ("HVAC") and CornerStone Propane Partners, L.P. ("CornerStone"), a publicly traded Delaware master limited partnership, formed to engage in the retail propane and wholesale energy-related commodities distribution business throughout North America. CornerStone has announced it has retained Credit Suisse First Boston Corporation to pursue the possible sale or merger of CornerStone (see subsequent event note 18).

Basis of Consolidation

        The accompanying consolidated financial statements include the accounts of the Corporation and all wholly and majority-owned or controlled subsidiaries. The financial statements of Expanets, Blue Dot and CornerStone are included in the accompanying consolidated financial statements by virtue of the voting and control rights, and therefore included in referencing to "subsidiaries." (see Note 2, Business Combinations and Acquisitions). All significant intercompany balances and transactions have been eliminated from the consolidated financial statements. The operations of CornerStone and the Corporation's interest in CornerStone have been reflected in the consolidated financial statements as Discontinued Operations (see Note 4 for further discussion).

Minority Interests in Consolidated Subsidiaries

        Many of our acquisitions at Expanets and Blue Dot have involved the issuance of common stock in those subsidiaries to the sellers of the acquired businesses. Our investments in Expanets and Blue Dot are principally in the form of senior preferred stock with voting control and a liquidation preference over the common stock. We are required to consolidate the financial results of Expanets and Blue Dot because of our voting control. The common stock issued to third parties in connection with acquisitions creates minority interests which are junior to our preferred stock interests and against which operating losses have been allocated.

        The income or loss allocable to minority interests will vary depending on the underlying profitability of the consolidated subsidiaries. Losses allocable to minority interests, which include the effect of dividends on the outstanding preferred stock owned by the Corporation and applicable allocations from the Corporation (see Related Party Transactions), are charged to minority interests. Losses are allocated to minority interests to the extent they do not exceed the minority interest in the equity capital of the subsidiary, after giving effect for any exchange agreements (see Note 2, Business Combinations and Acquisitions). Losses in excess of the minority interests are allocated to the Corporation.

        Losses allocated to Minority Interests were $141.4 million, $67.8 million, and $24.8 million for the fiscal years ended December 31, 2001, 2000, and 1999, respectively. Minority Interests balances were $30.1 million and $192.8 million at December 31, 2001 and 2000, respectively. The Corporation will recognize future losses of the subsidiaries to the extent these losses exceed the Minority Interest balance after the effect of exchange agreements, totaling $18.4 million as of December 31, 2001. Accordingly, based on the capital structures of Expanets and Blue Dot at December 31, 2001, losses in excess of $11.1 million at Expanets and all losses at Blue Dot will be allocated to the Corporation.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in its consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

        The Corporation considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable, Net

        Accounts receivable are net of $11.4 million and $8.3 million of allowances for uncollectible accounts at December 31, 2001 and 2000.

Inventories

        Natural gas inventories for the regulated energy business are stated at lower of cost or market, using the first-in, first-out ("FIFO") method. Materials and supplies for the regulated energy business are stated at the lower of cost or market, with cost determined using the average cost method. Inventories for Expanets consist of voice and data equipment, parts and supplies held for use in the ordinary course of business and are stated at the lower of cost (weighted average) or market. Inventories for Blue Dot consist of air conditioning units and parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the FIFO method.

Investments

        The Corporation classifies its investments as available-for-sale in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS 115 states that certain investments in debt and equity securities be reported at fair value. Investments consist primarily of short-maturity, fixed-income securities and corporate preferred and common stocks. In addition, the Corporation has investments in privately held entities and ventures and various money market and tax-exempt investment programs.

        The Corporation's available-for-sale securities are classified under the provisions of SFAS 115 as follows:

	Fair Value	Cost	Unrealized Gain (Loss)
	(in thousands)
December 31, 2001
Preferred stocks	$31,460	$32,660	$(1,200)
Marketable securities	31,499	31,508	(9)
December 31, 2000
Preferred stocks	$36,507	$41,110	$(4,603)
Marketable securities	26,965	21,667	5,298

        The combined unrealized gain (loss), net of tax, at December 31, 2001 and 2000, was ($0.8 million) and $0.5 million.

        The Corporation uses the specific identification method for determining the cost basis of its investments in available-for-sale securities. Realized gains and losses on its available-for-sale securities were $2.3 million, $3.2 million, and $0.6 million in 2001, 2000 and 1999.

Derivative Financial Instruments

        The Corporation manages risk using derivative financial instruments for changes in natural gas supply prices, liquefied petroleum prices and interest rate fluctuations.

        The Corporation uses commodity futures contracts to reduce the risk of future price fluctuations for natural gas inventories and contracts. Increases or decreases in contract values are reported as gains and losses in the Corporation's Consolidated Statements of Income.

        The fair value of fixed-price commodity contracts were estimated based on market prices of natural gas covered by the contracts. The net differential between the prices in each contract and market prices for future periods has been applied to the volumes stipulated in each contract to arrive at an estimated future value. Total contracts of $4.0 million at December 31, 2001 existed with estimated future liabilities of $4.0 million.

        The Corporation has entered into an interest rate swap agreement to fix the interest rate on $55.0 million of its term loan obligations of Montana Megawatts I (a wholly-owned subsidiary of the Corporation) at an average rate of 2.83% per annum. The agreement expires December 31, 2002. The differential paid or received on interest rate swap agreements is recognized as an adjustment to interest expense. Cash flows from the interest rate swap agreement are classified in cash flows from operations.

        The Corporation is exposed to credit loss in the event of nonperformance by counter parties. The Corporation minimizes its credit risk on these transactions by only dealing with leading, credit-worthy financial institutions having long-term credit ratings of "A" or better and, therefore, does not anticipate nonperformance. In addition, the contracts are distributed among several financial institutions, thus minimizing credit risk concentration.

Property, Plant and Equipment

        Property, plant and equipment are stated at cost less depreciation. Depreciation is computed using the straight-line method based on the estimated useful lives of the various classes of property, which range from three to 40 years. The Corporation includes in property, plant and equipment external and incremental internal costs associated with computer software developed for use in the businesses. Capitalization begins when the preliminary design stage of the project is completed. These costs are amortized on a straight-line basis over the project's estimated useful life once the installed software is ready for its intended use. During 2001, 2000 and 1999, the Corporation capitalized costs for internally developed software of $60.7 million, $1.8 million and $10.3 million. Internal costs capitalized for other property, plant and equipment were $16.2 million, $8.3 million and $7.4 million.

        Depreciation rates include a provision for the Corporation's share of the estimated costs to decommission three coal-fired generating plants at the end of the useful life of each plant. The annual provision for such costs is included in depreciation expense, while the accumulated provisions are included in other noncurrent liabilities.

        When property for the communications or HVAC interests are retired or otherwise disposed, the cost and related accumulated depreciation is removed from the accounts, and the resulting gain or loss is reflected in operations. No profit or loss is recognized in connection with ordinary retirements of depreciable electric and natural gas utility property. Maintenance and repairs are expensed as incurred, while replacements and betterments that extend estimated useful lives are capitalized.

        Construction work in process is composed principally of costs incurred to date on the construction of a 240-megawatt natural gas-fired generation project currently under construction in Great Falls, MT. The remaining costs are for various projects underway in the regulated energy segment.

        Property, plant and equipment at December 31 consisted of the following:

	2001	2000
	(in thousands)
Land and improvements	$3,159	$3,141
Building and improvements	57,709	59,454
Storage, distribution, transmission and generation	381,910	371,135
Construction work in process	70,025	13,342
Other equipment	249,457	134,238

	762,260	581,310
Less accumulated depreciation	(266,019)	(221,804)

	$496,241	$359,506

Goodwill and Other Intangibles

        Goodwill and other intangibles consist of the following at December 31:

	2001	2000
	(in thousands)
Goodwill	$437,292	$412,321
Noncompete agreements	—	1,001
Other intangibles	296,269	307,118

	733,561	720,440
Less accumulated amortization	(92,971)	(50,929)

	$640,590	$669,511

        The excess of the cost of businesses acquired over the fair value of all tangible and intangible assets acquired, net of liabilities assumed, has been recorded as goodwill. Other intangibles primarily consist of dealer agreements, maintenance contracts and assembled work force costs. Intangibles and goodwill are being amortized over the estimated periods benefited, which range from three to 40 years. Financing costs are amortized over the term of the applicable debt.

        The Corporation's policy is to review property, goodwill and other intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable as measured by the comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. If such review indicates that the carrying amount is not recoverable, the Corporation's policy is to reduce the carrying amount of these assets to fair value.

Insurance Subsidiary

        Risk Partners, Inc. is a wholly owned non-United States insurance subsidiary established in 2001 to insure worker's compensation, general liability and automobile liability risks. At December 31, 2001, Expanets and CornerStone were insured through Risk Partners, Inc. Reserve requirements are established based on actuarial projections of ultimate losses. Any losses estimated to be paid within one year from the balance sheet date are classified as accrued expenses, while losses expected to be payable in later periods are included in other long-term liabilities. Risk Partners, Inc. has purchased reinsurance policies through a third-party reinsurance company to transfer a portion of the insurance risk.

Revenue Recognition

        Electric and natural gas utility revenues are based on billings rendered to customers. Customers are billed monthly on a cycle basis. Communications and HVAC revenue is recognized as services are performed and products are shipped with the exception of maintenance, construction, and installation contracts. Maintenance contract revenues are recognized over the life of the respective contracts.

        Construction and installation contract revenue is recognized on the percentage-of-completion method, under which the amount of contract revenue recognizable at any given time during a contract is determined by multiplying the total estimated contract costs incurred at any given time to total estimated contract costs. Accordingly, contract revenues recognized in the statement of operations can and usually do differ from the amounts that can be billed or invoiced to the customer at any given point during the contract.

        Changes in contract performance, conditions, estimated profitability, and final contract settlements may result in revisions to estimated costs and, therefore, revenues. Such revisions are frequently based on estimates and subjective assessments. The effects of theses revisions are recognized in the period in which the revisions are determined. When such revisions lead to a conclusion that a loss will be recognized on the contract, the full amount of the estimated ultimate loss is recognized in the period such conclusion is reached, regardless of what stage of completion the contract has reached. Depending on the size of a particular contract, variations from estimated project costs could have significant impact on operating results.

Income Taxes

        Deferred income taxes relate primarily to the difference between book and tax methods of depreciating property, the difference in the recognition of revenues for book and tax purposes, certain natural gas costs, which are deferred for book purposes but expensed currently for tax purposes and net operating loss carryforwards.

        For book purposes, deferred investment tax credits are being amortized as a reduction of income tax expense over the useful lives of the property which generated the credits.

Regulatory Assets and Liabilities

        The regulated operations of the Corporation are subject to the provisions of SFAS No. 71, Accounting for the Effects of Certain Types of Regulations. Regulatory assets represent probable future revenue associated with certain costs, which will be recovered from customers through the ratemaking process. Regulatory liabilities represent probable future reductions in revenues associated with amounts that are to be credited to customers through the ratemaking process.

        If all or a separable portion of the Corporation's operations becomes no longer subject to the provisions of SFAS No. 71, an evaluation of future recovery of the related regulatory assets and liabilities would be necessary. In addition, the Corporation would determine any impairment to the carrying costs of deregulated plant and inventory assets.

New Accounting Standards

        SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments imbedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Corporation adopted the provisions of SFAS No. 133, as amended, effective July 1, 2000, consistent with the timing of CornerStone's adoption of SFAS No. 133. The initial adoption of SFAS No. 133 at CornerStone resulted in a charge of $5.3 million and is reflected in the consolidated statements of income within the Discontinued Operations line item net of taxes of $0.5 million and net of minority interest of $3.8 million. Propane related and natural gas commodity pricing gains relating to the change in derivatives' fair value since the date of adoption total $0.2 million and $0.3 million for the years ended December 31, 2001 and 2000.

        In evaluating the requirements of Staff Accounting Bulletin No. 101, an adjustment for certain activities of CornerStone was required. Certain natural gas and crude oil activities were recorded on a one-month-lag basis as sufficient information was not available to recognize current month activity. In connection with the implementation of improved information systems and because of the increase in these activities, CornerStone began to recognize such activities in the month in which they occurred, beginning with the quarter ended December 31, 2000. Accordingly, additional revenue and accounts receivable of $321.1 million, cost of sales and accounts payable of $319.3 million and gross margin of $1.8 million were recorded in the fourth quarter of 2000.

        SFAS No. 141, Business Combinations, issued in June 2001, requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. In addition, it requires that all identifiable intangible assets be separately recognized and the purchase price allocated accordingly, which will result in the recognition, in some instances, of substantially more categories of intangibles.

        SFAS No. 142, Goodwill and Other Intangible Assets, was also issued in June 2001 and eliminates amortization of goodwill and allows amortization of other intangibles only if the assets have a finite, determinable life. At adoption, and at least annually thereafter, companies must also perform an impairment analysis of intangible assets at the reporting unit level, to determine whether the carrying value exceeds the fair value of the assets. In instances where the carrying value is less than the fair value of the asset, an impairment loss must be recognized. Subsequent reversal of a previously recognized impairment loss is prohibited. SFAS No. 142 is effective for all fiscal years beginning after December 15, 2001, with early application permitted in some instances for entities with fiscal years beginning after March 15, 2001. CornerStone adopted the provisions of SFAS No. 142 effective July 1, 2001 and the initial impairment assessment is that there is no impairment associated with adoption. CornerStone's amortization expense for the six-month period ended December 31, 2001 was reduced by approximately $4.0 million, but the effect of this reduction and all other impacts of CornerStone's adoption of SFAS No. 142 have been fully reversed in the Corporation's financial statements since the Corporation will adopt SFAS No. 142 effective January 1, 2002. The Corporation adopted the provision effective January 1, 2002 and retained a third party to assist the Corporation in the analysis of fair value for compliance with SFAS No. 142 for its Communications and HVAC reporting units and determined no impairment charge was necessary. Amortization of goodwill totaled $11.3 million, $9.8 million and $7.0 million for the years ended December 31, 2001, 2000 and 1999, respectively, excluding CornerStone.

        The following table presents a reconciliation of net income and earnings per share adjusted for the exclusion of goodwill amortization, net of taxes and minority interests:

	2001	2000	1999
Reported earnings on common stock	$37,514	$42,761	$37,871
Add: Goodwill amortization, net of taxes and minority interests	8,619	6,271	20

Adjusted net income	$46,133	$49,032	$37,891

Basic earnings per share	$1.54	$1.85	$1.64
Add: Goodwill amortization, net of taxes and minority interests	0.35	0.27	—

Adjusted basic earnings per share	$1.89	$2.12	$1.64

Diluted earnings per share	$1.53	$1.83	$1.62
Add: Goodwill amortization, net of taxes and minority interests	0.36	0.27	—

Adjusted diluted earnings per share	$1.89	$2.10	$1.62

        SFAS No. 143, Accounting for Asset Retirement Obligations, was issued in August 2001 and addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002 and the impact on the Corporation's results of operations and financial position is currently under review by management.

        SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, was issued in October 2001 and establishes a single accounting model for long-lived assets to be disposed of by sale. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and management is currently evaluating the impact of the Statement on the Corporation's results of operations and financial position.

        SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, with technical corrections, was issued in April 2002. SFAS No. 145 is effective for all fiscal years beginning after May 15, 2002. SFAS No. 145 eliminates the requirements to classify all gains and losses associated with debt extinguishments as extraordinary items. The Corporation will adopt SFAS No. 145 on January 1, 2003.

Related Party Transactions

        The Corporation provides certain services to its subsidiaries, including insurance, administrative support for employee benefits, transaction structuring, financial analysis and information technology. These services are provided under arrangements that include reimbursements for certain costs (primarily salaries) under terms that approximately reflect the Corporation's actual costs. These fees were $15.2 million and $11.5 million in 2001 and 2000 with no fees charged in 1999.

        The Chief Executive Officer for Qwest Cyber.Solutions ("QCS") was also a director of the Corporation in 2001. During that year, Expanets entered into an agreement with QCS, following a competitive bidding process, in which QCS was the lowest qualifying bidder, to provide application hosting services, consisting of computer servers and related support services. The five-year agreement is currently valued at approximately $52.7 million for services to be provided throughout the agreement term. In order to accept a position as Chief Executive Officer of NorthWestern Communications Group, our newly formed subsidiary, the director resigned from his position at QCS and from his position on the Corporation's board in 2002.

Reclassifications

        Certain 1999 and 2000 amounts have been reclassified to conform to the 2001 presentation. Such reclassifications had no impact on net income or shareholders' equity as previously reported.

Supplemental Cash Flow Information

	2001	2000	1999
	(in thousands)
Cash paid for
Income taxes	$7,297	$7,306	$24,020
Interest	55,648	39,937	20,649
Noncash transactions for
Exchange of warrants for common stock	6,797	—	—
Issuance of restricted stock	760	—	—
Issuance of common stock for acquisitions and repurchases of subsidiary stock	—	6,252	—
Assets acquired in exchange for current liabilities and debt	21,712	65,118	338
Subsidiary stock issued to third parties for acquisitions, debt, earn-outs and notes receivable	28,738	176,252	41,852
Inventory purchased using short-term debt	125,000	—	—

2. Business Combinations and Acquisitions

Expanets

        On March 31, 2000, Expanets acquired a portion of Lucent Technologies' Growing and Emerging Markets division. As part of the purchase, Lucent received $145.0 million in junior convertible preferred stock in Expanets, which is subordinated to the Corporation's preferred stock investment and is pari passu with Expanets common stock. The purchase price also included $64.0 million in cash, a $15.0 million convertible note and a $35.0 million nonrecourse subordinated note. As of December 31, 2001, the $15.0 million convertible note had been converted to Expanets junior convertible Series D preferred stock.

        At December 31, 2001, Expanets had 152 operational centers located across the United States. The Corporation's investment in Expanets at December 31, 2001, consisted of $313.6 million of 12% coupon convertible and nonconvertible mandatorily redeemable Preferred Stock and $0.5 million of convertible Class B Common Stock. As of December 31, 2001, the Corporation's Class B Common Stock of Expanets was convertible into 40% of the originally issued Class A Common Stock equivalents of Expanets, which comprise all of the shares of Class A Common Stock ever issued, plus the shares of Class A Common Stock issuable upon the conversion of the other Common Stock of Expanets and the Preferred Stock of Expanets held by Avaya. In addition, two of the series of our Preferred Stock of Expanets are convertible into shares of Class A Common Stock from time to time at our option and are redeemable at our option prior to an initial public offering or sale of Expanets and two other of the series of our Preferred Stock of Expanets are mandatorily redeemable upon an initial public offering or sale of Expanets. All of the other outstanding Preferred and Common Stock of Expanets held by third parties will be automatically converted into shares of Class A Common Stock upon an initial public offering or sale of Expanets. The aggregate percentage of Class A Common Stock of Expanets into which our holdings of Common and Preferred Stock is convertible is approximately 50% of the Class A Common Stock of Expanets on a fully-diluted basis, assuming the conversion of all other outstanding convertible securities of Expanets, other than employee options, based on the originally issued value of the Class A Common Stock of Expanets. The Corporation controlled approximately 99.2% of the total voting power of Expanets' issued and outstanding capital stock as of December 31, 2001.

Blue Dot

        At December 31, 2001, Blue Dot had acquired 91 companies in 29 states. The Corporation's investment in Blue Dot at December 31, 2001, consisted of $329.4 million of 11% coupon Preferred Stock and $0.5 million of convertible Class B Common Stock. As of December 31, 2001, the Corporation's Class B Common Stock of Blue Dot was convertible into approximately 40% of the originally issued Class A Common Stock equivalents of Blue Dot, which comprise all of the shares of Class A Common Stock ever issued, plus the shares of Class A Common Stock issuable upon the conversion of the Class B Common Stock of Blue Dot. The series of our Preferred Stock of Blue Dot is mandatorily redeemable upon an initial public offering of Blue Dot. The other outstanding series of Preferred Stock of Blue Dot held by third parties will be automatically converted into shares of Class A Common Stock upon an initial public offering of Blue Dot and Blue Dot has entered into agreements with the holders of the other outstanding class of Common Stock of Blue Dot for the conversion of such Common Stock into Class A Common Stock upon an initial public offering. The aggregate percentage of Class A Common Stock of Blue Dot into which our holdings of Blue Dot Common Stock is convertible is approximately 36% of the Class A Common Stock of Blue Dot on a fully-diluted basis assuming the conversion of all other outstanding convertible securities of Blue Dot, based on the originally issued value of the Class A Common Stock of Blue Dot. The Corporation controlled approximately 96.7% of the total voting power of Blue Dot's issued and outstanding capital stock as of December 31, 2001.

Cornerstone

        At December 31, 2001, CornerStone's capital consisted of 17,293,340 Common Units, 6,597,619 Subordinated Units representing limited partner interests, a 2% aggregate general partner interest and approximately 676,000 warrants to purchase Common Units. At December 31, 2001, the Corporation's wholly and majority-owned subsidiaries owned all 6,597,619 Subordinated Units, 379,438 Common Units, all outstanding warrants and the entire general partner interest in CornerStone, for a combined approximate 30% effective interest. See Note 4 for further discussion.

The Montana Power Company

        On October 2, 2000, the Corporation announced it had entered into a definitive agreement to acquire The Montana Power Company's energy distribution and transmission business.

        On February 15, 2002, the Corporation completed the acquisition for $602.0 million in cash and the assumption of $488.0 million in existing Montana Power Company debt and preferred stock, net of cash received. As a result of the acquisition, the Corporation will be the provider of natural gas and electricity to more than 590,000 customers in Montana, South Dakota and Nebraska and the capacity to provide service to wider regions of the country. See Note 18 for further discussion of this transaction.

Other

        Acquisitions made by Expanets and Blue Dot generally utilize a combination of cash and stock (of Expanets or Blue Dot). In connection with certain acquisitions of Expanets and Blue Dot, the sellers can elect to exchange the stock of Expanets or Blue Dot for cash at a predetermined exchange rate. Alternatively, Blue Dot, in certain circumstances, may, at its election, purchase the stock directly from the seller at the same predetermined exchange rate using their choice of cash or common stock of the Corporation. During 2001, Expanets exchanged $20.3 million in cash for Expanets stock issued in prior acquisitions and Blue Dot exchanged $37.5 million in cash. As of December 31, 2001, exchange agreements totaling $6.0 million for Expanets and $12.4 million for Blue Dot remained outstanding and are included in Minority Interests.

        The acquisitions made by Expanets and Blue Dot have been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the dates of acquisitions. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed has been recorded as goodwill. The assets acquired and liabilities assumed in the current year acquisitions have been recorded based upon preliminary estimates of fair value as of the dates of acquisition. The Corporation does not believe the final allocation of purchase price will be materially different from preliminary allocations. Any changes to the preliminary estimates will be reflected as an adjustment to goodwill. Results of operations for these acquisitions have been included in the accompanying consolidated financial statements since the dates of acquisition. The accompanying unaudited consolidated pro forma results of operations for the years ended December 31, 2001 and 2000 give effect to the acquisitions as if such transactions had occurred at the beginning of the period:

	Unaudited
	2001	2000
	(in thousands except per share amounts)
Revenues	$1,755,921	$1,792,851
Net income	46,810	53,619
Diluted earnings per share	1.63	2.01

        Liabilities for costs associated with the shutdown and consolidation of certain acquired facilities and severance costs at December 31, 2001 and 2000 are as follows (in thousands):

	2001	2000
Facility closing and other costs	$2,856	$5,830
Severance	195	1,750

	$3,051	$7,580

3. Restructuring Charge

        The restructuring charge of $24.9 million recognized in the fourth quarter of 2001 relates to the Corporation's Operational Excellence Initiative which is targeting selling, general and administrative cost reductions of approximately $150.0 million. The Board of Directors approved this initiative in November 2001.

        The following components of the restructuring charge to expense for the year ended December 31, 2001 were as follows:

(in thousands)
Employee termination benefits	$16,643
Facility closure costs	4,745
Other	3,528

$24,916

        The employee-related termination benefits include severance costs for 474 employees. Facility closure costs include lease payments for remaining lease terms of unused facilities after closure as well as any early exit costs that the Corporation is contractually liable for. Restructuring expenses of $5.6 million had been paid as of December 31, 2001. The remaining balance of $19.3 million is part of Accrued Expenses on the Consolidated Balance Sheets.

4. Discontinued Operations

        On January 18, 2002, CornerStone announced that it had retained Credit Suisse First Boston Corporation to pursue the possible sale or merger of the Partnership. Accordingly, the Corporation has adopted discontinued operations accounting for its CornerStone interests. As such, the assets, liabilities and results of operations of CornerStone and those representing the Corporation's interests in

CornerStone are presented as discontinued operations in the consolidated financial statements. Summary financial information is as follows (in thousands):

	December 31, 2001	December 31, 2000
Accounts receivable, net	$121,843	$433,205
Other current assets	59,854	132,937

Current assets of discontinued operations	$181,697	$566,142

Property, plant and equipment, net	$322,126	$336,459
Goodwill and other intangibles, net	339,058	363,524
Other noncurrent assets	34,013	30,684

Noncurrent assets of discontinued operations	$695,197	$730,667

Accounts payable	$142,578	$445,667
Other current liabilities	87,492	104,203

Current liabilities of discontinued operations	$230,070	$549,870

Long-term debt	$424,524	$430,157
Minority interests	153,245	205,172
Other noncurrent liabilities	27,556	37,793

Noncurrent liabilities and minority interest of discontinued operations	$605,325	$673,122

	2001	2000	1999
Revenues	$2,513,777	$5,422,616	$2,246,400
Income (loss) before income taxes and minority interests	(28,297)	(2,262)	3,849
Income (loss) from discontinued operations, net of income taxes, minority interests and intercompany charges	(1,291)	(43)	667

5. Short-Term Debt

        The Corporation may issue short-term debt in the form of commercial paper as interim financing for general corporate purposes. The Corporation also maintains other secured and unsecured lines of credit as described in Note 6, Long-Term Debt. At December 31, 2001, the Corporation did not have any commercial paper borrowings outstanding.

        In May 2001, Expanets obtained a short-term line of credit to finance product purchases from Avaya, Inc. (successor to Lucent.) Borrowings under the line are limited to the lesser of $125.0 million or the borrowing base (75% of eligible customer accounts plus 60% of eligible inventory). $125.0 million was outstanding at December 31, 2001, bearing interest at 12% on any borrowings outstanding greater than 45 days. The Corporation is obligated by virtue of a purchase participation obligation, to purchase up to

$25.0 million of inventory and accounts upon event of default by Expanets. The line expires December 31, 2002 with scheduled interim payments.

        Montana Megawatts I, LLC, a wholly owned subsidiary of the Corporation, entered into a 365-day term loan in September 2001 to finance the purchase of certain equipment and related expenses for a 240-megawatt natural gas-fired generation project currently under construction in Great Falls, Montana. The loan bears interest at LIBOR plus 1.50%. The Corporation has provided a guarantee on 50% of the borrowings outstanding (maximum of $27.5 million) on the loan. As of December 31, 2001, $53.6 million had been drawn on the loan with an effective interest rate of 4.63% and is reflected on the balance sheet as part of non-recourse short-term debt, however 50% is guaranteed.

6. Long-Term Debt

        Long-term debt at December 31 consisted of the following (in thousands):

	Due	2001	2000
Long-Term Debt
Senior unsecured debt—6.95%	2028	$105,000	$105,000
General mortgage bonds—
6.99%	2002	5,000	10,000
7.10%	2005	60,000	60,000
7.00%	2023	55,000	55,000
Pollution control obligations—
5.85%, Mercer Co., ND	2023	7,550	7,550
5.90%, Salix, IA	2023	4,000	4,000
5.90%, Grant Co., SD	2023	9,800	9,800
Bank credit facility	2003	132,000	111,300
Floating rate notes	2002	150,000	150,000
Less current maturities		(155,000)	(5,000)

		$373,350	$507,650

        Substantially all of the Corporation's electric and natural gas utility plant is subject to the lien of the indentures securing its general mortgage bonds and pollution control obligations. General mortgage bonds of the Corporation may be issued in amounts limited by property, earnings and other provisions of the mortgage indenture.

        The Corporation entered into an unsecured Bank Credit Facility with a group of commercial banks in June 1999. The Bank Credit Facility was amended in October 2001 to increase the available credit to $315.0 million and extend the Facility maturity date to January 1, 2003. The Bank Credit Facility is used for general corporate purposes including acquisitions. There were $132.0 million of borrowings outstanding and $115.0 million available under the Bank Credit Facility at December 31, 2001 after consideration of nonrecourse debt guaranties and borrowings outstanding. The Bank Credit Facility bears interest at a variable rate tied to a certain Eurodollar index or prime rate plus a variable margin, which depends upon the total borrowings outstanding on the Bank Credit Facility and can range from zero to 2.0%. The effective interest rate on borrowings outstanding for the year ended December 31, 2001 was 5.1% with a rate at December 31, 2001 of 3.19%. The Bank Credit Facility contains restrictive covenants, which require the Corporation to maintain a minimum net worth and a maximum debt to equity ratio. The Corporation was in compliance with all terms and covenants at December 31, 2001. The facility expires January 2003. On September 21, 2000, the Corporation completed a private placement of $150.0 million principal amount of medium term floating rate notes. Net proceeds of $149.6 million were used to repay a portion of the debt outstanding from the Corporation's Bank Credit Facility. The notes mature September 21, 2002 and bear interest at LIBOR plus .75%. The effective interest rate on the notes for 2001 was 5.2% with a rate at December 31, 2001 of 2.65%.

        The following table summarizes the long-term nonrecourse obligations of subsidiaries (in thousands):

	Due	2001	2000
Bank Credit Facility (Blue Dot)	2002	$12,950	$48,478
Subordinated note	2005	23,743	35,000
Convertible promissory note	N/A	—	15,000
Other term debt	Various	24,123	21,787
Less current maturities		(22,817)	(44,207)

		$37,999	$76,058

        As of December 31, 2001, Blue Dot has a Bank Credit Facility with a group of commercial banks that originally provided for advances up to $135.0 million. The Bank Credit Facility is used for working capital and to finance business acquisitions. There were $13.0 million and $48.5 million of borrowings outstanding under the Bank Credit Facility at December 31, 2001 and 2000. Under terms of the Bank Credit Facility, no additional borrowings are available at December 31, 2001. The Bank Credit Facility bears interest at a variable rate tied to certain LIBOR rate or prime rate plus a variable margin, which depends upon Blue Dot's interest coverage rates. The effective interest rate for 2001 was 8.52% with a rate at December 31, 2001 of 7.50%. The Bank Credit Facility matured in February 2002 and all borrowings under the Bank Credit Facility were repaid January 31, 2002.

        The balance of other nonrecourse debt of $24.1 million and $21.8 million at December 31, 2001 and 2000 is generally comprised of debt assumed and issued in conjunction with acquisitions.

        Annual scheduled consolidated retirements of long-term debt, including nonrecourse debt, during the next five years are $177.8 million in 2002, $137.3 million in 2003, $4.5 million in 2004, $86.6 million in 2005 and $1.4 million in 2006.

        The Corporation and its subsidiaries expect to repay or refinance all short and long-term debt coming due in 2002 using proceeds from financings expected to be completed in 2002.

7. Income Taxes

        Prior to 2000, the Corporation filed separate federal income tax returns for Expanets, Blue Dot and the regulated, unregulated and corporate activities of the Corporation. In 2000, the Corporation determined that control levels for Blue Dot, as defined by the applicable tax regulations, had been met and allowed for the entity to be included in the regulated, unregulated and corporate tax return filed for the year ended December 31, 2000. For 2001, the Corporation has determined that the control levels for Expanets have been met as well and the entity will also be included in the consolidated tax return to be filed for the year ended December 31, 2001. The net operating losses identified in the tables below have a twenty-year carryforward period.

        Income tax expense (benefit) for the years ended December 31 is comprised of the following (in thousands):

	2001	2000	1999
Federal income
Current	$(6,374)	$(3,749)	$25,236
Deferred	(31,708)	(2,009)	(13,657)
Investment tax benefit	(535)	(539)	(562)
State income tax	(3,853)	(170)	2,128

	$(42,470)	$(6,467)	$13,145

        The following table reconciles the Corporation's effective income tax rate to the federal statutory rate:

	2001	2000	1999
Federal statutory rate	(35.0)%	(35.0)%	35.0%
State income, net of federal benefit	(2.8)	(4.0)	4.0
Amortization of investment tax credit	(0.4)	(2.0)	(1.0)
Taxable dividends from subsidiaries	—	13.0	5.0
Nondeductible goodwill amortization	4.0	20.0	11.0
Dividends received deduction and other investments	(0.5)	(15.0)	(10.0)
Valuation allowance	8.1	—	—
Other, net	(4.2)	(3.0)	(3.4)

	(30.8)%	(26.0)%	40.6%

        The components of the net deferred income tax asset (liability) recognized in the Corporation's Consolidated Balance Sheets are related to the following temporary differences at December 31 (in thousands):

	2001	2000
Excess tax depreciation	$(62,909)	$(41,653)
Safe harbor leases	—	1,238
Regulatory assets	4,189	4,189
Regulatory liabilities	(3,138)	(2,838)
Unbilled revenue	2,304	7,135
Unamortized investment tax credit	2,205	2,740
Unrealized gain (loss) on investments	144	(3,464)
Compensation accruals	8,010	2,054
Reserves and accruals	29,192	22,702
Recognition of net operating loss carryforward	48,712	—
AMT credit carryforward	1,577	—
Valuation allowance on net operating loss	(11,035)	—
Other, net	(1,877)	(9,511)

	$17,374	$(17,408)

8. Jointly Owned Plants

        The Corporation has an ownership interest in three electric generating plants, all of which are coal fired and operated by other utility companies. The Corporation has an undivided interest in these facilities and is responsible for its proportionate share of the capital and operating costs while being entitled to its proportionate share of the power generated. The Corporation's interest in each plant is reflected in the consolidated balance sheets on a pro rata basis and its share of operating expenses is reflected in the consolidated statements of income. The participants each finance their own investment.

        Information relating to the Corporation's ownership interest in these facilities at December 31, 2001, is as follows:

	Big Stone (S.D.)	Neal #4 (Iowa)	Coyote I (N.D.)
Ownership percentages	23.4%	8.7%	10.0%
Plant in service	$48,267	$34,441	$47,120
Accumulated depreciation	$29,978	$21,518	$25,414

9. Operating Leases

        The Corporation, Expanets and Blue Dot lease office, office equipment and warehouse facilities under various long-term operating leases. At December 31, 2001, future minimum lease payments under noncancelable lease agreements are as follows (in thousands):

2002	$23,436
2003	15,699
2004	10,764
2005	7,769
2006	4,418
Thereafter	2,406

        Lease and rental expense incurred were $23.7 million, $16.5 million and $7.9 million in 2001, 2000 and 1999, respectively.

10. Team Member Benefit Plans

        The Corporation maintains a noncontributory defined benefit pension plan for team members of corporate and the regulated utility division. The benefits to which a team member is entitled under the plan are derived using a formula based on the number of years of service and compensation levels, as defined. The Corporation determines the annual funding for its plan using the frozen initial liability cost method. The Corporation's annual contribution is funded in accordance with the requirements of the Employee Retirement Income Security Act. Assets of the plan consist primarily of debt and equity securities.

10. Team Member Benefit Plans (Continued)

        Following is a reconciliation of the changes in the plan's benefit obligations and fair value of assets over the two-year period ended December 31, 2001, and a statement of the funded status as of December 31 of both years:

	2001	2000
	(in thousands)
Reconciliation of Benefit Obligation
Obligation at January 1	$46,304	$57,549
Service cost	780	922
Interest cost	3,280	3,805
Actuarial (gain) loss	2,450	(120)
Benefits paid	(4,642)	(8,316)
Plan amendments	—	(264)
Settlement cost	—	(11,885)
Special termination benefits	—	4,613

Benefit obligation at end of year	$48,172	$46,304

Reconciliation of Fair Value of Plan Assets
Fair value of plan assets at January 1	$58,438	$84,135
Actual return on plan assets	(4,925)	(5,496)
Benefits paid	(4,642)	(8,316)
Settlements	—	(11,885)

Fair value of plan assets at end of year	$48,871	$58,438

Funded Status
Funded status at December 31	$699	$12,134
Unrecognized transition amount	618	772
Unrecognized net actuarial loss (gain)	3,109	(9,220)
Unrecognized prior service cost	1,642	2,099

Prepaid benefit cost	$6,068	$5,785

        The following table provides the components of net periodic benefit cost for the plans for 2001, 2000 and 1999:

	2001	2000	1999
	(in thousands)
Service cost	$780	$922	$1,149
Interest cost	3,280	3,805	3,682
Expected return on plan assets	(4,738)	(6,318)	(6,059)
Amortization of transition obligation	155	155	155
Amortization of prior service cost	457	457	501
Amortization of net gain	(215)	(729)	(672)
Special termination benefits	—	4,613	—
Settlement cost	—	(3,067)	—

Net periodic benefit income	$(281)	$(162)	$(1,244)

        The prior service costs are amortized on a straight-line basis over the average remaining service period of active participants. Gains and losses in excess of 10% of the greater of the benefit obligation or the market-related value of assets are amortized over the average remaining service period of active participants.

        The assumptions used in calculating the projected benefit obligation for 2001, 2000, and 1999 were as follows:

	2001	2000	1999
Discount rate	7.00%	7.50%	6.75%
Expected rate of return on assets	8.50%	8.50%	8.50%
Long-term rate of increase in compensation levels	3.50%	3.00%	3.00%

        During 1999, the Corporation made available to eligible team members the option to convert their pension plan benefit to a cash balance plan. Effective January 1, 2000, eligible new team members hired after December 31, 1999, are automatically enrolled in the cash balance plan as there are no new participants in the pension plan after December 31, 1999. The result of team members choosing the cash balance plan did not materially impact the Corporation's 2000 financial statements. The pension plan will continue for those eligible team members who did not elect the cash balance plan.

        During 2000, the Corporation made available to select team members an early retirement window. The impact of that reduction in participants resulted in the Settlement Costs and Special Termination Benefits presented in the above table.

        The Corporation, Expanets and Blue Dot provide various team member savings plans, which permit team members to defer receipt of compensation as provided in Section 401(k) of the Internal Revenue Code. Under the Plans, the team member may elect to direct a percentage of their gross compensation to be contributed to the Plans. The Corporation contributes up to a maximum of 3.5% of the team member's gross compensation contributed to the Plan. Expanets contributes up to 66.67% of the first 6% of team member contributions. Blue Dot contributes 25% of the first 6% of team member contributions. Costs incurred under all of these plans were $8.0 million, $5.3 million and $2.6 million in 2001, 2000 and 1999.

        The Corporation also has various supplemental retirement plans for outside directors and selected management team members. The plans are nonqualified defined benefit plans that provide for certain amounts of salary continuation in the event of death before or after retirement or certain supplemental retirement benefits in lieu of any death benefits. In addition, the Corporation provides predetermined death benefits based upon compensation to beneficiaries of eligible team members who represent a reasonable insurable risk. To minimize the overall cost of plans providing life insurance benefits, the Corporation has obtained life insurance coverage to fund the benefit obligations. Costs incurred under the plans were $4.1 million, $1.9 million and $2.1 million in 2001, 2000 and 1999.

        The Corporation has a deferred compensation trust available to all team members of corporate and the regulated utility division who are participants in the team member savings plan and whose maximum elective contribution permissible under that plan could be limited by any provision of the Internal Revenue Code. Trust participants may invest contributions in common stock of the Corporation or other diversified investments available in the plan. Any investment elections in common stock are presented as Treasury Stock; other investments as part of Investments; and an offsetting liability for both as part of Other Noncurrent Liabilities in the Consolidated Balance Sheets. Contributions by the Corporation to the plan were $64,000, $56,000 and $36,000 in 2001, 2000 and 1999.

11. Employee Stock Ownership Plan

        The Corporation provides an Employee Stock Ownership Plan ("ESOP") for full-time team members of corporate and the regulated utility division. The ESOP acquired the majority of its shares through leveraged loans from a financial institution. The ESOP is funded primarily with federal income tax savings which arise from the deductibility of dividends, as allowed by the tax laws applicable to such team member benefit plans. Active team members enrolled in the plan prior to 1989 receive annual cash dividend payments, and may voluntarily contribute back to the plan a percentage of these dividends subject to discrimination rules of the IRS and ERISA. The Corporation then contributes a matching contribution equal to two times the voluntary contribution. Any excess after payment of the match is allocated pro rata to all participants. All dividends received on unallocated shares of participants enrolling subsequent to 1989 are used to repay the loans of the leveraged loan segment of the Plan. Shares on this leveraged portion of the plan are released as principal and interest on the loans are made. Certain Corporation contributions and shares of stock acquired by the ESOP are allocated to participants' accounts in proportion to the compensation of team members during the particular year for which the allocation is made subject to certain IRS limits. At December 31, 2001 and 2000, the ESOP had an outstanding loan balance of $7.0 million and $8.0 million, respectively, which is secured by the unallocated assets of the ESOP and guarantees of future minimum debt funding payments by the Corporation to the ESOP. Costs incurred under the plan were $0.8 million in 2001 and $1.0 million each year in 2000 and 1999, respectively.

        The shares held by the plan are included in the number of average shares outstanding when computing the Corporation's basic and diluted earnings per share and any dividends paid to the plan are included in the common dividend totals. The number, classification and fair value of shares held by the plan at December 31 are as follows:

	2001		2000
	Allocated	Unallocated	Allocated	Unallocated
Number of shares	677,769	387,447	653,209	451,757
Fair value	$14,267,037	$8,155,759	$15,108,724	$10,449,139

12. Regulatory Assets and Liabilities

        The Corporation's regulated business prepares their financial statements in accordance with the provisions of SFAS No. 71, as discussed in Note 1 to the Financial Statements. Under SFAS No. 71, regulatory assets and liabilities can be created for amounts that regulators may allow the Corporation to collect, or may require amounts paid back to customers in future electric and natural gas rates. The components of unamortized regulatory assets and liabilities shown on the balance sheet at December 31 were as follows (in thousands):

	Remaining Amortization Period	2001	2000
Environmental costs	1 year	$1,100	$2,215
Unrecovered gas costs	1 year	7,347	6,911
Investment tax credit deferrals	12 years	(6,704)	(7,239)
Other	1 year	(246)	(21)

		$1,497	$1,866

13. Stock Options and Warrants

        Under the NorthWestern Stock Option and Incentive Plan ("Plan"), the Corporation has reserved 2,750,000 shares for issuance to officers, key team members and directors as either incentive-based options or nonqualified options. The Nominating and Compensation Committee ("Committee") of the Corporation's Board of Directors administers the Plan. Unless established differently by the Committee, the per share option exercise price shall be the fair market value of the Corporation's common stock at the grant date. The options expire 10 years following the date of grant and vest over a three-year period beginning in the third year. As of December 31, 2001, 72,488 options were exercisable with a weighted average exercise price of $23.11. No options were exercisable as of December 2000 or 1999. In addition, the Corporation issued 1,279,476 warrants to non employees to purchase shares of NorthWestern common stock at $18.225 per share in connection with a previous acquisition. During 2001, all of those remaining warrants were extinguished through a cashless exchange whereby holders received shares of the Corporation's common stock equivalent to the difference between the warrant price and the market price of the Corporation's common stock on the date of the exchange. 271,949 shares of common stock were issued in association with these transactions. A summary of the activity of stock options and warrants is as follows:

	Shares	Stock Options Range	Weighted
Balance December 31, 1998	225,463	23.00-24.88	23.11
Issued	449,604	21.19-26.13	25.67
Canceled	(11,000)	26.13	26.13

Balance December 31, 1999	664,067	23.00-26.13	24.39
Issued	741,454	21.50-23.31	21.95
Canceled	(14,000)	20.63-23.00	21.98

Balance December 31, 2000	1,391,521	21.19-26.13	23.31
Issued	536,100	22.70-25.00	23.03
Canceled	(43,129)	21.19-23.31	22.31

Balance December 31, 2001	1,884,492	21.19-26.13	23.26

Stock Warrants Shares
Balance December 31, 1998	1,105,158
Exercised	(90,896)

Balance December 31, 1999	1,014,262
Exercised	(10,000)

Balance at December 31, 2000	1,004,262
Extinguished	(1,004,262)

Balance December 31, 2001	—

        The Corporation follows Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees,' to account for stock option plans. No compensation cost is recognized because the option exercise price is equal to the market price of the underlying stock on the date of grant.

        An alternative method of accounting for stock options is SFAS 123, "Accounting for Stock-Based Compensation.' Under SFAS 123, stock options are valued at grant date using the Black-Scholes valuation model and compensation cost is recognized ratably over the vesting period. Had compensation cost for the Corporation's stock option plan been determined as prescribed by SFAS 123, the pro forma information for 2001, 2000 and 1999 would have been as follows (in thousands except per share amounts):

	2001	2000	1999
Earnings on common stock
As reported	$37,514	$42,761	$37,871
Pro forma	36,881	42,365	37,763
Diluted earnings per share
As reported	$1.53	$1.83	$1.62
Pro forma	1.51	1.82	1.62

        The weighted-average remaining contractual life of the options outstanding at December 31, 2001 was 8.15 years. The weighted average Black-Scholes value of options granted under the stock option plan during 2001, 2000 and 1999 was $3.17, $2.95 and $2.11. The 2001 value was estimated using an expected life of eight years, 5.2% dividend yield, volatility of 18.8% and risk-free interest rate of 5.1%.

14. Earnings Per Share

        Basic earnings per share is computed on the basis of the weighted average number of common shares outstanding. Diluted earnings per share is computed on the basis of the weighted average number of common shares outstanding plus the effect of the outstanding stock options and warrants. Average shares used in computing the basic and diluted earnings per share for 2001, 2000 and 1999 were as follows:

	2001	2000	1999
Basic computation	24,390,184	23,140,615	23,093,702
Dilutive effect of Stock options	19,364	13,770	14,000
Stock warrants	45,760	183,396	263,704

Diluted computation	24,455,308	23,337,781	23,371,403

        Certain outstanding antidilutive options and warrants have been excluded from the earnings per share calculations. These options and warrants total 1,221,876 shares, 697,976 shares and 386,852 shares in 2001, 2000 and 1999.

15. Commitments and Contingencies

        The Corporation and its subsidiaries are parties to various pending proceedings and lawsuits, but in the judgment of management, after consultation with counsel for the Corporation, the nature of such proceedings and suits and the amounts involved do not depart from the routine litigation and proceedings incident to the kinds of businesses conducted by the Corporation, and management believes that such proceedings will not result in any material adverse impact on the Corporation's financial position or results of operations.

        The Corporation is subject to numerous state and federal environmental regulations. The Clean Air Act Amendments of 1990 (the Act) stipulate limitations on sulfur dioxide and nitrogen oxide emissions from coal-fired power plants. The Corporation believes it can comply with such sulfur dioxide emission requirements at its generating plants and that it is in compliance with all presently applicable environmental protection requirements and regulations. The Corporation is also subject to other environmental statutes and regulations including matters related to former manufactured gas plant sites. No administrative or judicial proceedings involving the Corporation are now pending or known by the Corporation to be contemplated under present environmental protection requirements.

        The Corporation's 1997 and 1998 federal income tax returns and Expanets' 1998 federal income tax return are under audit by the IRS. Certain state income and franchise tax returns are also under audit by various state agencies. Management believes that the final results of these audits will not have a material adverse effect on the Corporation's financial position or results of operations.

16. Capital Stock

        In December 1996, the Corporation's Board of Directors declared, pursuant to a shareholders' rights plan, a dividend distribution of one Right on each outstanding share of the Corporation's common stock. Each Right becomes exercisable, upon the occurrence of certain events, at an exercise price of $50 per share, subject to adjustment. The Rights are currently not exercisable and will be exercisable only if a person or group of affiliated or associated persons ("Acquiring Person") either acquires ownership of 15% or more of the Corporation's common stock or commences a tender or exchange offer that would result in ownership of 15% or more. In the event the Corporation is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earnings power are sold, each Right entitles the holder to receive such number of shares of common stock of the Acquiring Person having a market value of two times the then current exercise price of the Right. The Rights, which expire in December 2006, are redeemable in whole, but not in part, at a price of $.005 per Right, at the Corporation's option at any time until any Acquiring Person has acquired 15% or more of the Corporation's common stock.

        In October 2001 the Corporation completed a common stock offering of 3,680,000 shares. The offering resulted in net proceeds of $74.9 million and the funds were used to redeem certain subsidiary equity arrangements and for general corporate purposes, including reducing debt. The Corporation also issued 33,480 shares of common stock in 2001 under a restricted stock plan with a fair value at date of issuance of $0.7 million. The stock vests over a four-year period and compensation expense is recognized ratably over the vesting period. Compensation expense for 2001 of $0.2 million has been recognized.

        The Corporation is authorized to issue 1,000,000 shares of $100 par cumulative preferred stock. As of December 31, 2001 and 2000, there were 37,500 shares outstanding of which 26,000 were 4 1/2% Series and 11,500 were 6 1/2% Series. The provisions of the 6 1/2% Series stock contain a five-year put option exercisable by the holders of the securities and a 10-year redemption option exercisable by the Corporation. In any event, redemption will occur at par value. The 4 1/2% Series may be redeemed in whole or in part at the option of the Board of Directors at any time upon at least 30 days notice at $110.00 per share plus accrued dividends. In the event of involuntary dissolution, all Corporation preferred stock outstanding would have a preferential interest of $100 per share, plus accumulated dividends, before any distribution to common shareholders.

        The Corporation is authorized to issue a maximum of 1,000,000 shares of preference stock at a par value of $50 per share. No preference shares have been issued.

        Treasury stock held by the Corporation represents shares held by the Corporation's deferred compensation plan (see Note 10). 155,943 shares reflected at cost were held at December 31, 2001.

17. Corporation Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts

Series	Par Value	Shares	2001	2000
			(in thousands)
8.125%	$25	1,300,000	$32,500	$32,500
7.2%	$25	2,200,000	55,000	55,000
8.25%	$25	4,000,000	100,000	—

		7,500,000	$187,500	$87,500

        The Corporation has established three wholly owned, special-purpose business trusts, NWPS Capital Financing I, NorthWestern Capital Financing I, and NorthWestern Capital Financing II, to issue common and preferred securities and hold Subordinated Debentures that the Corporation issues. The sole assets of these trusts are the investments in Subordinated Debentures. The trusts use the interest payments received on the Subordinated Debentures to make quarterly cash distributions on the preferred securities. These Subordinated Debentures are unsecured and subordinated to all of the Corporation's other liabilities and rank equally with the guarantees related to the other trusts. The Corporation guarantees payment of the dividends on the preferred securities only if the Corporation has made the required interest payments on the Subordinated Debentures held by the trusts. In addition, the Corporation owns all of the common securities of each trust, equivalent to approximately 3% of the capital of each trust. Five years from the date of each issuance, the Corporation has the option of redeeming some or all of the Subordinated Debentures at 100% of their principal amount plus any accrued interest to the date of redemption. All of the Subordinated Debentures have a 30-year maturity period.

18. Events Subsequent to December 31, 2001

        On January 18, 2002, CornerStone announced that, as a result of its financial performance in the December 2001 quarter, it would not be in compliance with certain covenants of its $50.0 million Bank Credit Facility. Discussions with the lenders of this Facility led to an amendment that allows continued access to funding under the Facility. However, the amendment eliminates the ability of CornerStone to make further Minimum Quarterly Distributions during the term of the Facility. Pursuant to the Partnership Agreement, the suspension of distributions under the defined Minimum Quarterly Distribution will be subject to arrearage privileges, so that no distribution will be made to the Subordinated Unitholders until the arrearages have been paid to the Common Unitholders. In addition, CornerStone announced that it had retained Credit Suisse First Boston Corporation to pursue the possible sale or merger of the Partnership. During first quarter 2002 in connection with the Corporation's adoption of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets, the Corporation recognized a loss from discontinued operations of $40.0 million. This was comprised of a write-down of its investment in CornerStone of $41.7 million, which was partially offset by income (net of taxes and minority interests) of $1.7 million for first quarter 2002. Subsequent losses of $5.1 million (net of taxes and minority interests) for the quarter ended June 30, 2002 have increased the amount of the recognized loss to $45.1 million.

        On August 5, 2002, CornerStone announced that it had elected not to make an interest payment aggregating approximately $5.6 million on three classes of its senior secured notes, which was due on July 31, 2002, and was continuing to review financial restructuring and strategic options, including the potential commencement of a Chapter 11 case under the United States Bankruptcy Code. After this announcement, the New York Stock Exchange announced that it had suspended trading in CornerStone's publicly traded partnership units and would seek to delist the partnership units due to their low price and CornerStone's decision not to make the scheduled interest payments. The Corporation will continue to evaluate CornerStone's financial restructuring and the impact upon creditors of CornerStone, including the Corporation, and expects to reflect any resulting financial implication in its third quarter 2002 results. The Corporation has provided a guaranty of CornerStone's $50 million credit facility. At June 30, 2002, $17.7 million was outstanding under CornerStone's credit facility, along with $8.3 million in letters of credit. On August 20, 2002, NorthWestern purchased the lenders' interest in approximately $19.9 million of short-term debt, together with approximately $6.1 million in letters of credit, of CornerStone outstanding under CornerStone's credit facility, which NorthWestern had previously guaranteed. No further drawings may be made under this facility.

        Under the provisions of the December 2001 trust preferred securities offering, additional shares were issued on January 15, 2002. The Corporation also issued $111.0 million in 8.1% trust preferred securities through NorthWestern Capital Financing III, a special-purpose wholly owned business trust (4.4 million shares with $25 par value.) The securities were issued under terms identical to those identified in Note 17, Corporation Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts. The proceeds were used for debt repayment and general corporate purposes.

        Under a credit agreement executed January 14, 2002, the Corporation entered into a credit facility for the acquisition of The Montana Power Company's (NYSE:TAA) energy distribution and transmission business. The facility is comprised of a $720.0 million term loan commitment and a $280.0 million revolving credit commitment. The facility terminates 364 days subsequent to the acquisition closing date and bears interest at a variable rate tied to a certain Eurodollar index or prime rate plus a variable margin, which can range from zero to 2.75%. Proceeds from the $720.0 million term loan commitment and $19.0 million of the swingline commitment were used for the acquisition purchase price, related acquisition fees and repayment of $102.3 million of outstanding principal, interest and fees under the current credit facility (see Note 5) which was subsequently terminated.

        On February 15, 2002, the Corporation completed the acquisition of The Montana Power Company's energy distribution and transmission business for $602.0 million in cash and the assumption of $488.0 million in existing Montana Power Company debt and mandatorily redeemable preferred securities of subsidiary trusts (net of cash received). As a result of the acquisition, the Corporation is now the provider of natural gas and electricity to more than 590,000 customers in Montana, South Dakota and Nebraska and the capacity to provide service to wider regions of the country. For accounting convenience, due to the burden of a mid-month closing, both parties have agreed to an effective date for the sale of January 31, 2002.

        In connection with the acquisition of NorthWestern Energy, L.L.C. (NorthWestern Energy LLC"), which held the energy distribution and transmission business of The Montana Power Company, the Corporation assumed the following environmental obligations:

        The U.S. Environmental Protection Agency (the "EPA"), identified the Milltown Reservoir, which sits behind a hydroelectric dam the Corporation acquired in connection with the acquisition of NorthWestern Energy LLC, on its Superfund National Priority List in 1983 as a result of the collection of toxic heavy metals in the silts. The Atlantic Richfield Company ("ARCO") has been named as the party with responsibility for completing the remedial investigation and feasibility studies and conducting site cleanup, under the EPA's direction. The former owner of NorthWestern Energy LLC did not undertake any direct responsibility in that regard, in light of a special statutory exemption from liability under CERCLA in relation to the Milltown Dam. By virtue of its acquisition of The Montana Power Corporation's utility business and the dam, NorthWestern Energy LLC succeeded to similar protection under this statutory exception. ARCO has argued that the former owner of NorthWestern Energy LLC should be considered a

Potentially Responsible Party ("PRP") and has threatened to challenge its exempt status. ARCO and the former owner of NorthWestern Energy LLC entered into a settlement agreement to limit the former owner's and now NorthWestern Energy LLC's potential liability, costs and ongoing operating expenditures, provided that the EPA selects a remedy that leaves the dam and sediments in place in its final Record of Decision. The final Record of Decision is not expected to be issued until late 2002 or early 2003. Depending on the outcome of that decision, the Corporation may be required to defend its exempt position. There can be no assurance that the Corporation will not incur costs or liabilities associated with the Milltown Dam site in the future, some of which could be significant. The Corporation has established a reserve of approximately $20.0 million at June 30, 2002, primarily for liabilities related to the Milltown Dam and other environmental liabilities. To the extent NorthWestern Energy LLC's liabilities are greater than this reserve, its financial condition and results of operations could be adversely affected.

        Under the terms of the acquisition of NorthWestern Energy LLC, the Corporation assumed the first $50 million of NorthWestern Energy LLC's pre-closing environmental liabilities, including these retained environmental liabilities. Touch America Holdings, Inc. assumed the next $25 million in costs. The Corporation and Touch America Holdings, inc. agreed to equally split costs that fall between $75 and $150 million. An evaluation of the potential liability under the contract was performed and the Corporation recognized a liability in the amount of $5.1 million in 2002.

        The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of December 31, 2001. The Corporation is in the process of obtaining third-party valuations of certain intangible assets; thus, the allocation of the purchase price is subject to refinement, generally within one year of the date of acquisition. Final allocations will separate between goodwill, intangible assets subject to amortization and those that are not, useful lives and tax deductibility.

(in thousands)
Current assets	$219,830
Property, plant and equipment	1,111,034
Goodwill & other intangibles	7,418
Other	155,688

Total assets acquired	1,493,970

Current liabilities	168,465
Long-term debt	442,680
QUIPS	41,879
Other	300,995

Total liabilities assumed	954,019

Net assets acquired	$539,951

18. Events Subsequent to December 31, 2001 (Continued)

        The following unaudited pro forma results of operations for the year ended December 31, 2001, give effect as if the acquisition had occurred as of January 1, 2001 (in thousands except per share amounts):

2001
(Unaudited)
Revenues from continuing operations	$2,382,108
Net income	74,437
Diluted earnings per share	1.68

        On March 13, 2002, the Corporation sold $250.0 million aggregate principal amount of their original 7 1/8% senior notes due March 15, 2027 and $470.0 million aggregate principal amount of their original 8 3/4% senior notes due March 15, 2012. The Corporation is offering to exchange the original notes for a like principal amount of the new notes in an exchange offer. The Corporation received approximately $713.9 million in net proceeds from the sale of the original notes, which were used, together with approximately $6.1 million in other available cash, to repay the acquisition term loan of the new $1.0 billion credit facility.

19. Segment and Related Information

        The Corporation's four principal business segments are its electric, natural gas, communications and HVAC. The "All Other" segment includes the results of service and other nonenergy-related operations, activities and assets of the corporate office, as well as any reconciling or eliminating amounts.

        The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies except that the parent allocates some of its operating expenses and interest expense to the operating segments according to a methodology designed by management for internal reporting purposes and involves estimates and assumptions. Financial data for the business segments, excluding the discontinued operations of Cornerstone, are as follows:

2001	Total Electric and Natural Gas	Communications	HVAC	All Other	Total
Operating revenues	$251,208	$1,032,033	$423,803	$16,934	$1,723,978
Cost of sales	142,112	648,036	267,978	11,230	1,069,356
Gross margin	109,096	383,997	155,825	5,704	654,622
Selling, general, and administrative	42,284	431,477	145,954	22,664	642,379
Depreciation	16,428	13,518	9,148	1,942	41,036
Amortization of goodwill and other intangibles	—	35,647	7,245	269	43,161
Restructuring charge	4,499	5,906	7,239	7,272	24,916
Operating income (loss)	45,885	(102,551)	(13,761)	(26,443)	(96,870)
Interest expense	(8,692)	(17,330)	(3,835)	(19,391)	(49,248)
Investment income and other	306	683	204	6,830	8,023
Income (loss) before taxes and minority interests	37,499	(119,198)	(17,392)	(39,004)	(138,095)
Benefit (provision) for taxes	(11,857)	32,190	3,830	18,307	42,470
Income (loss) before minority interests	$25,642	$(87,008)	$(13,562)	$(20,697)	$(95,625)
Total assets	$369,915	$775,186	$386,249	$226,491	$1,757,841
Maintenance capital expenditures	$12,818	$18,957	$8,521	$1,204	$41,500
2000	Total Electric and Natural Gas	Communications	HVAC	Other All	Totals
Operating revenues	$181,309	$1,104,034	$408,829	$15,302	$1,709,474
Cost of sales	88,156	740,553	260,975	10,800	1,100,484
Gross margin	93,153	363,481	147,854	4,502	608,990
Selling, general, and administrative	39,211	350,926	129,447	16,853	536,437
Depreciation	15,919	7,614	7,901	1,328	32,762
Amortization of goodwill and other intangibles	—	29,552	5,891	38	35,481
Operating income (loss)	38,023	(24,611)	4,615	(13,717)	4,310
Interest expense	(7,760)	(4,019)	(4,877)	(21,326)	(37,982)
Investment income and other	(194)	508	401	8,266	8,981
Income (loss) before taxes and minority interests	30,069	(28,122)	139	(26,777)	24,691
Benefit (provision) for taxes	(9,819)	8,323	(2,404)	10,367	6,467
Income (loss) before minority interests	$20,250	$(19,799)	$(2,265)	$(16,410)	$(18,224)
Total assets	$368,308	$729,063	$378,711	$125,178	$1,601,260
Maintenance capital expenditures	$10,810	$10,434	$7,366	$378	$28,988

1999	Total Elextric and Natural Gas	Communications	HVAC	All Other	Total
Operating revenues	$152,166	$294,878	$293,736	$17,160	$757,940
Cost of sales	65,511	168,888	182,190	12,462	429,051
Gross margin	86,655	125,990	111,546	4,698	328,889
Selling, general, and administrative	37,016	102,507	96,723	14,612	250,858
Depreciation	14,920	3,257	4,425	413	23,015
Amortization of goodwill and other intangibles	—	7,211	4,243	31	11,485
Operating income (loss)	34,719	13,015	6,155	(10,358)	43,531
Interest expense	(8,790)	(1,384)	(1,210)	(9,594)	(20,978)
Investment income and other	366	(1,016)	691	9,759	9,800
Income (loss) before taxes and minority interests	26,295	10,615	5,636	(10,193)	32,353
Benefit (provision) for taxes	(8,816)	(7,129)	(3,532)	6,332	(13,145)
Income (loss) before minority interests	$17,479	$3,486	$2,104	$(3,861)	$19,208
Total assets	$364,673	$324,489	$279,140	$101,973	$1,070,275
Maintenance capital expenditures	$12,813	$3,589	$7,763	$699	$24,864
	2001		2000		1999
	Electric	Natural Gas	Electric	Natural Gas	Electric	Natural Gas
Operating revenues	$106,995	$144,213	$86,575	$94,734	$83,943	$68,223
Cost of sales	23,052	119,060	16,782	71,374	18,456	47,055
Gross margin	83,943	25,153	69,793	23,360	65,487	21,168
Selling, general and administrative	27,734	14,550	25,397	13,814	24,722	12,294
Depreciation	13,193	3,235	12,663	3,256	12,006	2,914
Restructuring charge	3,329	1,170	—	—	—	—
Operating income	$39,687	$6,198	$31,733	$6,290	$28,759	$5,960

20. Quarterly Financial Data (Unaudited)

2001	First	Second	Third	Fourth
	(in thousands except per share amounts)
Operating revenues	$477,592	$476,846	$398,705	$370,835
Gross margin	$155,144	$188,838	$165,597	$145,043
Operating income (loss)*	$(37,102)	$(3,235)	$(12,134)	$(19,479)
Net income*	$18,389	$10,780	$10,272	$5,091
Average common shares outstanding	23,433	23,669	23,706	26,724
Basic earnings per average common share*+	$.71	$.38	$.36	$.12
Diluted earnings per average common share*+	$.70	$.38	$.36	$.12
Dividends per share	$.2975	$.2975	$.2975	$.3175
Stock price:
High	$25.65	$26.75	$23.10	$22.35
Low	$21.63	$21.75	$20.90	$18.25
Quarter-end close	$24.50	$22.40	$22.00	$21.05
2000	First	Second	Third	Fourth
	(in thousands, except per share amounts)
Operating revenues	$221,359	$506,046	$517,244	$464,825
Gross margin	$88,960	$176,244	$182,045	$161,741
Operating income (loss)	$5,712	$14,506	$6,706	$(22,615)
Net income	$16,239	$7,702	$9,947	$15,665
Average common shares outstanding	23,109	23,117	23,119	23,216
Basic earnings per average common share	$.63	$.26	$.36	$.60
Diluted earnings per average common share	$.62	$.26	$.35	$.60
Dividends per share	$.2775	$.2775	$.2775	$.2975
Stock price:
High	$23.25	$23.94	$23.94	$23.75
Low	$20.63	$21.00	$19.13	$19.31
Quarter-end close	$20.63	$23.13	$19.50	$23.13

*
Includes effect of a fourth quarter pretax restructuring charge of $24.9 million, or an impact of $12.1 million to net income and $.50 earnings per average common share after taxes and minority interest allocations.

+
The 2001 quarterly basic and diluted earnings per average common shares do not total to the 2001 annual basic and diluted earnings per average common shares due to the effect of common stock issuances during the year.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of NorthWestern Corporation:

        We have audited the accompanying consolidated balance sheets of NORTHWESTERN CORPORATION (a Delaware corporation) AND SUBSIDIARIES as of December 31, 2001 and 2000, and the related consolidated statements of income, cash flows and shareholders' equity for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NorthWestern Corporation and Subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

        As discussed in Note 1 to the consolidated financial statements, NorthWestern Corporation adopted the provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, effective July 1, 2000.

        As discussed in Note 4, the consolidated financial statements have been revised to reflect the Corporation's interest in CornerStone Propane Partners, LP as a discontinued operation.

/s/ ARTHUR ANDERSEN LLP
Minneapolis, Minnesota
May 16, 2002

NORTHWESTERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	YEAR ENDED DECEMBER 31
	2001	2000	1999
	(in thousands except per share amounts)

OPERATING REVENUES	$1,723,978	$1,709,474	$757,940
COST OF SALES	1,069,356	1,100,484	429,051

GROSS MARGIN	654,622	608,990	328,889

OPERATING EXPENSES
Selling, general and administrative	642,379	536,437	250,858
Depreciation	41,036	32,762	23,015
Amortization of goodwill and other intangibles	43,161	35,481	11,485
Restructuring charge	24,916	—	—

	751,492	604,681	285,358

INCOME (LOSS) FROM CONTINUING OPERATIONS	(96,870)	4,310	43,531
Interest Expense	(49,248)	(37,982)	(20,978)
Investment Income and Other	8,023	8,981	9,800

Income (Loss) From Continuing Operations Before Income Taxes and Minority Interests	(138,095)	(24,691)	32,353
Benefit (Provision) for Income Taxes	42,470	6,467	(13,145)

Income (Loss) From Continuing Operations Before Minority Interests	(95,625)	(18,224)	19,208
Minority Interests in Net Loss of Consolidated Subsidiaries	141,448	67,820	24,788

Income From Continuing Operations	45,823	49,596	43,996
Discontinued Operations, Net of Taxes and Minority Interests	(1,291)	(43)	667

Net Income	44,532	49,553	44,663
Minority Interests on Preferred Securities of Subsidiary Trusts	(6,827)	(6,601)	(6,601)
Dividends on Preferred Stock	(191)	(191)	(191)

Earnings on Common Stock	$37,514	$42,761	$37,871

Average Common Shares Outstanding	24,390	23,141	23,094
Basic Earnings per Average Common Share:
Continuing operations	$1.59	$1.85	$1.61
Discontinued operations	(.05)	—	.03

Basic	$1.54	$1.85	$1.64

Diluted Earnings per Average Common Share:
Continuing operations	$1.58	$1.83	$1.59
Discontinued operations	(.05)	—	.03

Diluted	$1.53	$1.83	$1.62

Dividends Declared per Average Common Share	$1.21	$1.13	$1.05

See Notes to Consolidated Financial Statements

NORTHWESTERN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED DECEMBER 31
	2001	2000	1999
	(in thousands)
Operating Activities:
Net Income	$44,532	$49,553	$44,663
Items not affecting cash:
Depreciation	41,036	32,762	23,015
Amortization	43,161	35,481	11,485
Deferred income taxes	(33,661)	1,877	(10,913)
Minority interests in net losses of consolidated subsidiaries	(141,448)	(67,821)	(24,788)
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	20,325	(142,328)	(1,887)
Inventories	(15,989)	(15,293)	(26,507)
Other current assets	(19,046)	(7,294)	38,422
Accounts payable	50,965	138,247	8,284
Accrued expenses	63,535	96,812	(29,990)
Change in net assets of discontinued operations	32,318	(69,994)	7,510
Other, net	(172)	(17,269)	30,919

Cash flows provided by operating activities	85,556	34,734	70,213

Investment Activities:
Property, plant, and equipment additions	(34,959)	(28,988)	(24,864)
Sale of noncurrent investments and assets, net	(433)	2,873	37,524
Acquisitions and growth expenditures	(147,665)	(137,736)	(141,833)

Cash flows used in investing activities	(183,057)	(163,851)	(129,173)

Financing Activities:
Dividends on common and preferred stock	(29,956)	(26,312)	(24,447)
Minority interest on preferred securities of subsidiary trusts	(6,827)	(6,601)	(6,601)
Proceeds from issuance of common stock and common units	74,868	—	—
Proceeds from exercise of warrants	—	182	1,657
Issuance of long term debt	—	149,625	—
Repayment of long-term debt	(5,000)	(5,000)	(5,000)
Line of credit borrowings, net	16,931	53,300	58,000
Issuance of preferred securities of subsidiary trusts	96,833	—	—
Subsidiary repurchase of minority interests	(57,768)	(20,773)	(7,669)
Line of credit (repayments) borrowings of subsidiaries, net	(35,528)	21,670	28,010
Issuance of nonrecourse subsidiary debt	2,884	16,377	110
Repayment of nonrecourse subsidiary debt	(18,766)	(6,816)	(2,025)
Short-term borrowings of subsidiaries, net	53,603	(14,700)	14,700
Commercial paper (repayments) borrowings, net	—	(11,000)	11,000

Cash flows provided by financing activities	91,274	149,952	67,735

Increase (Decrease) in Cash and Cash Equivalents	(6,227)	20,835	8,775
Cash and Cash Equivalents, beginning of period	43,385	22,550	13,775

Cash and Cash Equivalents, end of period	$37,158	$43,385	$22,550

See Notes to Consolidated Financial Statements

NORTHWESTERN CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Number of Common Shares	Number of Treasury Shares	Common Stock	Paid in Captial	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders' Equity
	(in thousands)
Balance at December 31, 1998	23,017	—	$40,279	$158,530	$—	$81,100	$2,225	$282,134
Comprehensive Income:
Net income	—	—	—	—	—	44,663	—	44,663
Other comprehensive income (loss), net of tax:
Unrealized gain on marketable securities net of reclassification adjustment	—	—	—	—	—	—	2,965	2,965
Exercise of warrants	92	—	159	1,498	—	—	—	1,657
Distributions on minority interests in preferred securities of subsidiary trusts	—	—	—	—	—	(6,601)	—	(6,601)
Dividends on preferred stock	—	—	—	—	—	(191)	—	(191)
Dividends on common stock	—	—	—	—	—	(24,256)	—	(24,256)

Balance at December 31, 1999	23,109	—	40,438	160,028	—	94,715	5,190	300,371
Comprehensive Income:
Net income	—	—	—	—	—	49,553	—	49,553
Other comprehensive income (loss), net of tax:
Unrealized loss on marketable securities net of reclassification adjustment	—	—	—	—	—	—	(3,896)	(3,896)
Issuances of common stock	292	—	512	5,740	—	—	—	6,252
Proceeds from exercise of warrants	10	—	18	164	—	—	—	182
Distributions on minority interests in preferred securities of subsidiary trusts	—	—	—	—	—	(6,601)	—	(6,601)
Dividends on preferred stock	—	—	—	—	—	(191)	—	(191)
Dividends on common stock	—	—	—	—	—	(26,121)	—	(26,121)

Balance at December 31, 2000	23,411	—	40,968	165,932	—	111,355	1,294	319,549
Comprehensive Income:
Net income	—	—	—	—	—	44,532	—	44,532
Other comprehensive income (loss), net of tax:
Unrealized loss on marketable securities net of reclassification adjustment	—	—	—	—	—	—	(2,081)	(2,081)
Issuances of common stock	3,714	—	6,498	68,370	—	—	—	74,868
Cashless exercise of warrants	272	—	476	6,321	—	(6,797)	—
Amortization of unearned restricted stock compensation	—	—	—	174	—	—	—	174
Purchases of treasury stock	—	156	—	—	(3,681)	—	—	(3,681)
Distributions on minority interests in preferred securities of subsidiary trusts	—	—	—	—	—	(6,827)	—	(6,827)
Dividends on preferred stock	—	—	—	—	—	(191)	—	(191)
Dividends on common stock	—	—	—	—	—	(29,765)	—	(29,765)

Balance at December 31, 2001	27,397	156	$47,942	$240,797	$(3,681)	$112,307	$(787)	$396,578

See Notes to Consolidated Financial Statements

NORTHWESTERN CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,
	2001	2000
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$37,158	$43,385
Accounts receivable, net	260,486	277,235
Inventories	79,719	63,465
Other	69,486	50,764
Current assets of discontinued operations	181,697	566,142

Total current assets	628,546	1,000,991

Property, Plant, and Equipment, Net	496,241	359,506
Goodwill and Other Intangible Assets, Net	640,590	669,511
Other:
Investments	62,959	63,472
Deferred tax asset	17,374	—
Other assets	93,828	73,923
Noncurrent assets of discontinued operations	695,197	730,667

Total assets	$2,634,735	$2,898,070

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$155,000	$5,000
Current maturities of long-term debt of subsidiaries- nonrecourse	22,817	44,207
Short-term debt of subsidiaries — nonrecourse	178,628	—
Accounts payable	122,266	193,151
Accrued expenses	216,345	168,449
Current liabilities of discontinued operations	230,070	549,870

Total current liabilities	925,126	960,677

Long-term Debt	373,350	507,650
Long-term Debt of Subsidiaries — nonrecourse	37,999	76,058
Deferred Income Taxes	—	17,408
Other Noncurrent Liabilities	75,040	59,524
Noncurrent Liabilities and Minority Interests of Discontinued Operations	605,325	673,122

Total liabilities	2,016,840	2,294,439

Commitments and Contingencies (Notes 2, 7, 8, 15)
Minority Interests	30,067	192,832
Preferred Stock, Preference Stock, and Preferred Securities:
Preferred stock — 4 1/2% series	2,600	2,600
Redeemable preferred stock — 6 1/2% series	1,150	1,150
Preference stock	—	—
Corporation obligated mandatorily redeemable preferred securities of subsidiary trusts	187,500	87,500

Total preferred stock, preference stock and preferred securities	191,250	91,250

Shareholders' Equity:
Common stock, par value $1.75; authorized 50,000,000 shares; issued and outstanding 27,396,762 and 23,411,333	47,942	40,968
Paid-in capital	240,797	165,932
Treasury stock, 155,943 shares at cost	(3,681)	—
Retained earnings	112,307	111,355
Accumulated other comprehensive income (loss)	(787)	1,294

Total shareholders' equity	396,578	319,549

Total liabilities and shareholders' equity	$2,634,735	$2,898,070

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Significant Accounting Policies

Nature of Operations

        NorthWestern Corporation ("Corporation") is a service and solutions company providing integrated energy, communications, air conditioning, heating, ventilating, plumbing and related services and solutions to residential and business customers throughout North America. A division of the Corporation is engaged in the regulated energy business of production, purchase, transmission, distribution and sale of electricity and the delivery of natural gas to customers located in the upper Midwest region of the United States. The Corporation has investments in Expanets, Inc. ("Expanets"), a national provider of integrated communications, data solutions and network services to business customers; Blue Dot Services Inc. ("Blue Dot"), a national provider of heating, ventilating, air conditioning, plumbing and related services ("HVAC") and CornerStone Propane Partners, L.P. ("CornerStone"), a publicly traded Delaware master limited partnership, formed to engage in the retail propane and wholesale energy-related commodities distribution business throughout North America. CornerStone has announced it has retained Credit Suisse First Boston Corporation to pursue the possible sale or merger of CornerStone.

Basis of Consolidation

        The accompanying consolidated financial statements include the accounts of the Corporation and all wholly and majority-owned or controlled subsidiaries. The financial statements of Expanets, Blue Dot and CornerStone are included in the accompanying consolidated financial statements by virtue of the voting and control rights, and therefore included in referencing to "subsidiaries." (see Note 2, Business Combinations and Acquisitions. All significant intercompany balances and transactions have been eliminated from the consolidated financial statements. The operations of CornerStone and the Corporation's interest in CornerStone have been reflected in the consolidated financial statements as Discontinued Operations (see Note 4 for further discussion).

Minority Interests in Consolidated Subsidiaries

        Many of our acquisitions at Expanets and Blue Dot have involved the issuance of common stock in those subsidiaries to the sellers of the acquired businesses. Our investments in Expanets and Blue Dot are principally in the form of senior preferred stock with voting control and a liquidation preference over the common stock. We are required to consolidate the financial results of Expanets and Blue Dot because of our voting control. The common stock issued to third parties in connection with acquisitions creates minority interests which are junior to our preferred stock interests and against which operating losses have been allocated.

        The income or loss allocable to minority interests will vary depending on the underlying profitability of the consolidated subsidiaries. Losses allocable to minority interests, which include the effect of dividends on the outstanding preferred stock owned by the Corporation and applicable allocations from the Corporation (see Related Party Transactions), are charged to minority interests. Losses are allocated to minority interests to the extent they do not exceed the minority interest in the equity capital of the subsidiary, after giving effect for any exchange agreements (see Note 2, Business Combinations and Acquisitions). Losses in excess of the minority interests are allocated to the Corporation.

        Losses allocated to Minority Interests were $141.4 million, $67.8 million, and $24.8 million for the fiscal years ended December 31, 2001, 2000, and 1999, respectively. Minority Interests balances were $30.1 million and $192.8 million at December 31, 2001 and 2000, respectively. The Corporation will recognize future losses of the subsidiaries to the extent these losses exceed the Minority Interest balance after the effect of exchange agreements, totaling $18.4 million as of December 31, 2001. Accordingly, based on the capital structures of Expanets and Blue Dot at December 31, 2001, losses in excess of $11.1 million at Expanets and all losses at Blue Dot will be allocated to the Corporation.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in its consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

        The Corporation considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable, Net

        Accounts receivable are net of $11.4 million and $8.3 million of allowances for uncollectible accounts at December 31, 2001 and 2000.

Inventories

        Natural gas inventories for the regulated energy business are stated at lower of cost or market, using the first-in, first-out ("FIFO") method. Materials and supplies for the regulated energy business are stated at the lower of cost or market, with cost determined using the average cost method. Inventories for Expanets consist of voice and data equipment, parts and supplies held for use in the ordinary course of business and are stated at the lower of cost (weighted average) or market. Inventories for Blue Dot consist of air conditioning units and parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the FIFO method.

Investments

        The Corporation classifies its investments as available-for-sale in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS 115 states that certain investments in debt and equity securities be reported at fair value. Investments consist primarily of short-maturity, fixed-income securities and corporate preferred and common stocks. In addition, the Corporation has investments in privately held entities and ventures and various money market and tax-exempt investment programs.

        The Corporation's available-for-sale securities are classified under the provisions of SFAS 115 as follows:

	Fair Value	Cost	Unrealized Gain (Loss)
	(in thousands)
December 31, 2001
Preferred stocks	$31,460	$32,660	$(1,200)
Marketable securities	31,499	31,508	(9)
December 31, 2000
Preferred stocks	$36,507	$41,110	$(4,603)
Marketable securities	26,965	21,667	5,298

        The combined unrealized gain (loss), net of tax, at December 31, 2001 and 2000, was ($0.8 million) and $0.5 million.

        The Corporation uses the specific identification method for determining the cost basis of its investments in available-for-sale securities. Realized gains and losses on its available-for-sale securities were $2.3 million, $3.2 million, and $0.6 million in 2001, 2000 and 1999.

Derivative Financial Instruments

        The Corporation manages risk using derivative financial instruments for changes in natural gas supply prices, liquefied petroleum prices and interest rate fluctuations.

        The Corporation uses commodity futures contracts to reduce the risk of future price fluctuations for natural gas inventories and contracts. Increases or decreases in contract values are reported as gains and losses in the Corporation's Consolidated Statements of Income.

        The fair value of fixed-price commodity contracts were estimated based on market prices of natural gas covered by the contracts. The net differential between the prices in each contract and market prices for future periods has been applied to the volumes stipulated in each contract to arrive at an estimated future value. Total contracts of $4.0 million at December 31, 2001 existed with estimated future liabilities of $4.0 million.

        The Corporation has entered into an interest rate swap agreement to fix the interest rate on $55.0 million of its term loan obligations of Montana Megawatts I (a wholly-owned subsidiary of the Corporation) at an average rate of 2.83% per annum. The agreement expires December 31, 2002. The differential paid or received on interest rate swap agreements is recognized as an adjustment to interest expense. Cash flows from the interest rate swap agreement are classified in cash flows from operations.

        The Corporation is exposed to credit loss in the event of nonperformance by counter parties. The Corporation minimizes its credit risk on these transactions by only dealing with leading, credit-worthy financial institutions having long-term credit ratings of "A" or better and, therefore, does not anticipate nonperformance. In addition, the contracts are distributed among several financial institutions, thus minimizing credit risk concentration.

Property, Plant and Equipment

        Property, plant and equipment are stated at cost less depreciation. Depreciation is computed using the straight-line method based on the estimated useful lives of the various classes of property, which range from three to 40 years. The Corporation includes in property, plant and equipment external and incremental internal costs associated with computer software developed for use in the businesses. Capitalization begins when the preliminary design stage of the project is completed. These costs are amortized on a straight-line basis over the project's estimated useful life once the installed software is ready for its intended use. During 2001, 2000 and 1999, the Corporation capitalized costs for internally developed software of $60.7 million, $1.8 million and $10.3 million. Internal costs capitalized for other property, plant and equipment were $16.2 million, $8.3 million and $7.4 million.

        Depreciation rates include a provision for the Corporation's share of the estimated costs to decommission three coal-fired generating plants at the end of the useful life of each plant. The annual provision for such costs is included in depreciation expense, while the accumulated provisions are included in other noncurrent liabilities.

        When property for the communications or HVAC or propane interests are retired or otherwise disposed, the cost and related accumulated depreciation is removed from the accounts, and the resulting gain or loss is reflected in operations. No profit or loss is recognized in connection with ordinary retirements of depreciable electric and natural gas utility property. Maintenance and repairs are expensed as incurred, while replacements and betterments that extend estimated useful lives are capitalized.

        Construction work in process is composed principally of costs incurred to date on the construction of a 240-megawatt natural gas-fired generation project currently under construction in Great Falls, MT. The remaining costs are for various projects underway in the regulated energy segment.

        Property, plant and equipment at December 31 consisted of the following:

	2001	2000
	(in thousands)
Land and improvements	$3,159	$3,141
Building and improvements	57,709	59,454
Storage, distribution, transmission and generation	381,910	371,135
Construction work in process	70,025	13,342
Other equipment	249,457	134,238

	762,260	581,310
Less accumulated depreciation	(266,019)	(221,804)

	$496,241	$359,506

Goodwill and Other Intangibles

        Goodwill and other intangibles consist of the following at December 31:

	2001	2000
	(in thousands)
Goodwill	$437,292	$412,321
Noncompete agreements	—	1,001
Other intangibles	296,269	307,118

	733,561	720,440
Less accumulated amortization	(92,971)	(50,929)

	$640,590	$669,511

        The excess of the cost of businesses acquired over the fair value of all tangible and intangible assets acquired, net of liabilities assumed, has been recorded as goodwill. Other intangibles primarily consist of dealer agreements, maintenance contracts and assembled work force costs. Intangibles and goodwill are being amortized over the estimated periods benefited, which range from three to 40 years. Financing costs are amortized over the term of the applicable debt.

        The Corporation's policy is to review property, goodwill and other intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable as measured by the comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. If such review indicates that the carrying amount is not recoverable, the Corporation's policy is to reduce the carrying amount of these assets to fair value.

Insurance Subsidiary

        Risk Partners, Inc. is a wholly owned non-United States insurance subsidiary established in 2001 to insure worker's compensation, general liability and automobile liability risks. At December 31, 2001, Expanets and CornerStone were insured through Risk Partners, Inc. Reserve requirements are established based on actuarial projections of ultimate losses. Any losses estimated to be paid within one year from the balance sheet date are classified as accrued expenses, while losses expected to be payable in later periods are included in other long-term liabilities. Risk Partners, Inc. has purchased reinsurance policies through a third-party reinsurance company to transfer a portion of the insurance risk.

Revenue Recognition

        Electric and natural gas utility revenues are based on billings rendered to customers. Customers are billed monthly on a cycle basis. Communications and HVAC revenue is recognized as services are performed and products are shipped with the exception of maintenance, construction, and installation contracts. Maintenance contract revenues are recognized over the life of the respective contracts.

        Construction and installation contract revenue is recognized on the percentage-of-completion method, under which the amount of contract revenue recognizable at any given time during a contract is determined by multiplying the total estimated contract costs incurred at any given time to total estimated contract costs. Accordingly, contract revenues recognized in the statement of operations can and usually do differ from the amounts that can be billed or invoiced to the customer at any given point during the contract.

        Changes in contract performance, conditions, estimated profitability, and final contract settlements may result in revisions to estimated costs and, therefore, revenues. Such revisions are frequently based on estimates and subjective assessments. The effects of theses revisions are recognized in the period in which the revisions are determined. When such revisions lead to a conclusion that a loss will be recognized on the contract, the full amount of the estimated ultimate loss is recognized in the period such conclusion is reached, regardless of what stage of completion the contract has reached. Depending on the size of a particular contract, variations from estimated project costs could have significant impact on operating results.

Income Taxes

        Deferred income taxes relate primarily to the difference between book and tax methods of depreciating property, the difference in the recognition of revenues for book and tax purposes, certain natural gas costs, which are deferred for book purposes but expensed currently for tax purposes and net operating loss carryforwards.

        For book purposes, deferred investment tax credits are being amortized as a reduction of income tax expense over the useful lives of the property which generated the credits.

Regulatory Assets and Liabilities

        The regulated operations of the Corporation are subject to the provisions of SFAS No. 71, Accounting for the Effects of Certain Types of Regulations. Regulatory assets represent probable future revenue associated with certain costs, which will be recovered from customers through the ratemaking process. Regulatory liabilities represent probable future reductions in revenues associated with amounts that are to be credited to customers through the ratemaking process.

        If all or a separable portion of the Corporation's operations becomes no longer subject to the provisions of SFAS No. 71, an evaluation of future recovery of the related regulatory assets and liabilities would be necessary. In addition, the Corporation would determine any impairment to the carrying costs of deregulated plant and inventory assets.

New Accounting Standards

        SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments imbedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Corporation adopted the provisions of SFAS No. 133, as amended, effective July 1, 2000, consistent with the timing of CornerStone's adoption of SFAS No. 133. The initial adoption of SFAS No. 133 at CornerStone resulted in a charge of $5.3 million and is reflected in the consolidated statements of income within the Discontinued Operations line item net of taxes of $0.5 million and net of minority interest of $3.8 million. Propane related and natural gas commodity pricing gains relating to the change in derivatives' fair value since the date of adoption total $0.2 million and $0.3 million for the years ended December 31, 2001 and 2000.

        In evaluating the requirements of Staff Accounting Bulletin No. 101, an adjustment for certain activities of CornerStone was required. Certain natural gas and crude oil activities were recorded on a one-month-lag basis as sufficient information was not available to recognize current month activity. In connection with the implementation of improved information systems and because of the increase in these activities, CornerStone began to recognize such activities in the month in which they occurred, beginning with the quarter ended December 31, 2000. Accordingly, additional revenue and accounts receivable of $321.1 million, cost of sales and accounts payable of $319.3 million and gross margin of $1.8 million were recorded in the fourth quarter of 2000.

        SFAS No. 141, Business Combinations, issued in June 2001, requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. In addition, it requires that all identifiable intangible assets be separately recognized and the purchase price allocated accordingly, which will result in the recognition, in some instances, of substantially more categories of intangibles.

        SFAS No. 142, Goodwill and Other Intangible Assets, was also issued in June 2001 and eliminates amortization of goodwill and allows amortization of other intangibles only if the assets have a finite, determinable life. At adoption, and at least annually thereafter, companies must also perform an impairment analysis of intangible assets at the reporting unit level, to determine whether the carrying value exceeds the fair value of the assets. In instances where the carrying value is less than the fair value of the asset, an impairment loss must be recognized. Subsequent reversal of a previously recognized impairment loss is prohibited. SFAS No. 142 is effective for all fiscal years beginning after December 15, 2001, with early application permitted in some instances for entities with fiscal years beginning after March 15, 2001. CornerStone adopted the provisions of SFAS No. 142 effective July 1, 2001 and the initial impairment assessment is that there is no impairment associated with adoption. CornerStone's amortization expense for the six-month period ended December 31, 2001 was reduced by approximately $4.0 million, but the effect of this reduction and all other impacts of CornerStone's adoption of SFAS No. 142 have been fully reversed in the Corporation's financial statements since the Corporation will adopt SFAS No. 142 effective January 1, 2002. The Corporation is currently in the process of evaluating the impact of SFAS No. 142 on all reporting units. Amortization of goodwill totaled $11.3 million, $9.8 million and $7.0 million for the years ended December 31, 2001, 2000 and 1999, respectively, excluding CornerStone.

        The following table presents a reconciliation of net income and earnings per share adjusted for the exclusion of goodwill amortization, net of taxes and minority interests:

	2001	2000	1999
Reported earnings on common stock	$37,514	$42,761	$37,871
Add: Goodwill amortization, net of taxes and minority interests	8,619	6,271	20

Adjusted net income	$46,133	$49,032	$37,891

Basic earnings per share	$1.54	$1.85	$1.64
Add: Goodwill amortization, net of taxes and minority interests	0.35	0.27	—

Adjusted basic earnings per share	$1.89	$2.12	$1.64

Diluted earnings per share	$1.53	$1.83	$1.62
Add: Goodwill amortization, net of taxes and minority interests	0.36	0.27	—

Adjusted diluted earnings per share	$1.89	$2.10	$1.62

        SFAS No. 143, Accounting for Asset Retirement Obligations, was issued in August 2001 and addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002 and the impact on the Corporation's results of operations and financial position is currently under review by management.

        SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, was issued in October 2001 and establishes a single accounting model for long-lived assets to be disposed of by sale. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and management is currently evaluating the impact of the Statement on the Corporation's results of operations and financial position.

Related Party Transactions

        The Corporation provides certain services to its subsidiaries, including insurance, administrative support for employee benefits, transaction structuring, financial analysis and information technology. These services are provided under arrangements that include reimbursements for certain costs (primarily salaries) under terms that approximately reflect the Corporation's actual costs. These fees were $15.2 million and $11.5 million in 2001 and 2000 with no fees charged in 1999.

        The Chief Executive Officer for Qwest Cyber.Solutions ("QCS") was also a director of the Corporation in 2001. During that year, Expanets entered into an agreement with QCS, following a competitive bidding process, in which QCS was the lowest qualifying bidder, to provide application hosting services, consisting of computer servers and related support services. The five-year agreement is currently valued at approximately $52.7 million for services to be provided throughout the agreement term. In order to accept a position as Chief Executive Officer of NorthWestern Communications Group, our newly formed subsidiary, the director resigned from his position at QCS and from his position on the Corporation's board in 2002.

Reclassifications

        Certain 1999 and 2000 amounts have been reclassified to conform to the 2001 presentation. Such reclassifications had no impact on net income or shareholders' equity as previously reported.

Supplemental Cash Flow Information

	2001	2000	1999
	(in thousands)
Cash paid for
Income taxes	$7,297	$7,306	$24,020
Interest	55,648	39,937	20,649
Noncash transactions for
Exchange of warrants for common stock	6,797	—	—
Issuance of restricted stock	760	—	—
Issuance of common stock for acquisitions and repurchases of subsidiary stock	—	6,252	—
Assets acquired in exchange for current liabilities and debt	21,712	65,118	338
Subsidiary stock issued to third parties for acquisitions, debt, earn-outs and notes receivable	28,738	176,252	41,852
Inventory purchased using short-term debt	125,000	—	—

2.    Business Combinations and Acquisitions

Expanets

        On March 31, 2000, Expanets acquired a portion of Lucent Technologies' Growing and Emerging Markets division. As part of the purchase, Lucent received $145.0 million in junior convertible preferred stock in Expanets, which is subordinated to the Corporation's preferred stock investment and is pari passu with Expanets common stock. The purchase price also included $64.0 million in cash, a $15.0 million convertible note and a $35.0 million nonrecourse subordinated note. As of December 31, 2001, the $15.0 million convertible note had been converted to Expanets junior convertible Series D preferred stock.

        At December 31, 2001, Expanets had 152 operational centers located across the United States. The Corporation's investment in Expanets at December 31, 2001, consisted of $313.6 million of 12% coupon convertible and nonconvertible mandatorily redeemable Preferred Stock and $0.5 million of convertible Class B Common Stock. As of December 31, 2001, the Corporation's Class B Common Stock of Expanets was convertible into 40% of the originally issued Class A Common Stock equivalents of Expanets, which comprise all of the shares of Class A Common Stock ever issued, plus the shares of Class A Common Stock issuable upon the conversion of the other Common Stock of Expanets and the Preferred Stock of Expanets held by Avaya. In addition, two of the series of our Preferred Stock of Expanets are convertible into shares of Class A Common Stock from time to time at our option and are redeemable at our option prior to an initial public offering or sale of Expanets and two other of the series of our Preferred Stock of Expanets are mandatorily redeemable upon an initial public offering or sale of Expanets. All of the other outstanding Preferred and Common Stock of Expanets held by third parties will be automatically converted into shares of Class A Common Stock upon an initial public offering or sale of Expanets. The aggregate percentage of Class A Common Stock of Expanets into which our holdings of Common and Preferred Stock is convertible is approximately 50% of the Class A Common Stock of Expanets on a fully-diluted basis, assuming the conversion of all other outstanding convertible securities of Expanets, other than employee options, based on the originally issued value of the Class A Common Stock of Expanets. The Corporation controlled approximately 99.2% of the total voting power of Expanets' issued and outstanding capital stock as of December 31, 2001.

Blue Dot

        At December 31, 2001, Blue Dot had acquired 91 companies in 29 states. The Corporation's investment in Blue Dot at December 31, 2001, consisted of $329.4 million of 11% coupon Preferred Stock and $0.5 million of convertible Class B Common Stock. As of December 31, 2001, the Corporation's Class B Common Stock of Blue Dot was convertible into approximately 40% of the originally issued Class A Common Stock equivalents of Blue Dot, which comprise all of the shares of Class A Common Stock ever issued, plus the shares of Class A Common Stock issuable upon the conversion of the Class B Common Stock of Blue Dot. The series of our Preferred Stock of Blue Dot is mandatorily redeemable upon an initial public offering of Blue Dot. The other outstanding series of Preferred Stock of Blue Dot held by third parties will be automatically converted into shares of Class A Common Stock upon an initial public offering of Blue Dot and Blue Dot has entered into agreements with the holders of the other outstanding class of Common Stock of Blue Dot for the conversion of such Common Stock into Class A Common Stock upon an initial public offering. The aggregate percentage of Class A Common Stock of Blue Dot into which our holdings of Blue Dot Common Stock is convertible is approximately 36% of the Class A Common Stock of Blue Dot on a fully-diluted basis assuming the conversion of all other outstanding convertible securities of Blue Dot, based on the originally issued value of the Class A Common Stock of Blue Dot. The Corporation controlled approximately 96.7% of the total voting power of Blue Dot's issued and outstanding capital stock as of December 31, 2001.

Cornerstone

        At December 31, 2001, CornerStone's capital consisted of 17,293,340 Common Units, 6,597,619 Subordinated Units representing limited partner interests, a 2% aggregate general partner interest and approximately 676,000 warrants to purchase Common Units. At December 31, 2001, the Corporation's wholly and majority-owned subsidiaries owned all 6,597,619 Subordinated Units, 379,438 Common Units, all outstanding warrants and the entire general partner interest in CornerStone, for a combined approximate 30% effective interest. See Note 4 for further discussion.

The Montana Power Company

        On October 2, 2000, the Corporation announced it had entered into a definitive agreement to acquire The Montana Power Company's energy distribution and transmission business.

        On February 15, 2002, the Corporation completed the acquisition for $602.0 million in cash and the assumption of $488.0 million in existing Montana Power Company debt and preferred stock, net of cash received. As a result of the acquisition, the Corporation will be the provider of natural gas and electricity to more than 590,000 customers in Montana, South Dakota and Nebraska and the capacity to provide service to wider regions of the country. See Note 18 for further discussion of this transaction.

Other

        Acquisitions made by Expanets and Blue Dot generally utilize a combination of cash and stock (of Expanets or Blue Dot). In connection with certain acquisitions of Expanets and Blue Dot, the sellers can elect to exchange the stock of Expanets or Blue Dot for cash at a predetermined exchange rate. Alternatively, Blue Dot, in certain circumstances, may, at its election, purchase the stock directly from the seller at the same predetermined exchange rate using their choice of cash or common stock of the Corporation. During 2001, Expanets exchanged $20.3 million in cash for Expanets stock issued in prior acquisitions and Blue Dot exchanged $37.5 million in cash. As of December 31, 2001, exchange agreements totaling $6.0 million for Expanets and $12.4 million for Blue Dot remained outstanding and are included in Minority Interests.

        The acquisitions made by Expanets and Blue Dot have been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the dates of acquisitions. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed has been recorded as goodwill. The assets acquired and liabilities assumed in the current year acquisitions have been recorded based upon preliminary estimates of fair value as of the dates of acquisition. The Corporation does not believe the final allocation of purchase price will be materially different from preliminary allocations. Any changes to the preliminary estimates will be reflected as an adjustment to goodwill. Results of operations for these acquisitions have been included in the accompanying consolidated financial statements since the dates of acquisition. The accompanying unaudited consolidated pro forma results of operations for the years ended December 31, 2001 and 2000 give effect to the acquisitions as if such transactions had occurred at the beginning of the period:

	Unaudited
	2001	2000
	(in thousands except per share amounts)
Revenues	$1,755,921	$1,792,851
Net income	46,810	53,619
Diluted earnings per share	1.63	2.01

        Liabilities for costs associated with the shutdown and consolidation of certain acquired facilities and severance costs at December 31, 2001 and 2000 are as follows (in thousands):

	2001	2000
Facility closing and other costs	$2,856	$5,830
Severance	195	1,750

	$3,051	$7,580

3.    Restructuring Charge

        The restructuring charge of $24.9 million recognized in the fourth quarter of 2001 relates to the Corporation's Operational Excellence Initiative which is targeting selling, general and administrative cost reductions of approximately $150.0 million. The Board of Directors approved this initiative in November 2001.

        The following components of the restructuring charge to expense for the year ended December 31, 2001 were as follows:

(in thousands)
Employee termination benefits	$16,643
Facility closure costs	4,745
Other	3,528

$24,916

        The employee-related termination benefits include severance costs for 474 employees. Facility closure costs include lease payments for remaining lease terms of unused facilities after closure as well as any early exit costs that the Corporation is contractually liable for. Restructuring expenses of $5.6 million had been paid as of December 31, 2001. The remaining balance of $19.3 million is part of Accrued Expenses on the Consolidated Balance Sheets.

4.    Discontinued Operations

        On January 18, 2002, CornerStone announced that it had retained Credit Suisse First Boston Corporation to pursue the possible sale or merger of the Partnership. Accordingly, the Corporation has adopted discontinued operations accounting for its CornerStone interests. As such, the assets, liabilities and results of operations of CornerStone and those representing the Corporation's interests in CornerStone are presented as discontinued operations in the consolidated financial statements. Summary financial information is as follows (in thousands):

	December 31, 2001	December 31, 2000
Accounts receivable, net	$121,843	$433,205
Other current assets	59,854	132,937

Current assets of discontinued operations	$181,697	$566,142

Property, plant and equipment, net	$322,126	$336,459
Goodwill and other intangibles, net	339,058	363,524
Other noncurrent assets	34,013	30,684

Noncurrent assets of discontinued operations	$695,197	$730,667

Accounts payable	$142,578	$445,667
Other current liabilities	87,492	104,203

Current liabilities of discontinued operations	$230,070	$549,870

Long-term debt	$424,524	$430,157
Minority interests	153,245	205,172
Other noncurrent liabilities	27,556	37,793

Noncurrent liabilities and minority interest of discontinued operations	$605,325	$673,122

	2001	2000	1999
Revenues	$2,513,777	$5,422,616	$2,246,400
Income (loss) before income taxes and minority interests	(28,297)	(2,262)	3,849
Income (loss) from discontinued operations, net of income taxes, minority interests and intercompany charges	(1,291)	(43)	667

5.    Short-Term Debt

        The Corporation may issue short-term debt in the form of commercial paper as interim financing for general corporate purposes. The Corporation also maintains other secured and unsecured lines of credit as described in Note 6, Long-Term Debt. At December 31, 2001, the Corporation did not have any commercial paper borrowings outstanding.

        In May 2001, Expanets obtained a short-term line of credit to finance product purchases from Avaya, Inc. (successor to Lucent.) Borrowings under the line are limited to the lesser of $125.0 million or the borrowing base (75% of eligible customer accounts plus 60% of eligible inventory). $125.0 million was outstanding at December 31, 2001, bearing interest at 12% on any borrowings outstanding greater than 45 days. The Corporation is obligated by virtue of a purchase participation obligation, to purchase up to $25.0 million of inventory and accounts upon event of default by Expanets. The line expires December 31, 2002 with scheduled interim payments.

        Montana Megawatts I, LLC, a wholly owned subsidiary of the Corporation, entered into a 365-day term loan in September 2001 to finance the purchase of certain equipment and related expenses for a 240-megawatt natural gas-fired generation project currently under construction in Great Falls, Montana. The loan bears interest at LIBOR plus 1.50%. The Corporation has provided a guarantee on 50% of the borrowings outstanding (maximum of $27.5 million) on the loan. As of December 31, 2001, $53.6 million had been drawn on the loan with an effective interest rate of 4.63% and is reflected on the balance sheet as part of non-recourse short-term debt.

6.    Long-Term Debt

        Long-term debt at December 31 consisted of the following (in thousands):

	Due	2001	2000
Long-Term Debt
Senior unsecured debt—6.95%	2028	$105,000	$105,000
General mortgage bonds—
6.99%	2002	5,000	10,000
7.10%	2005	60,000	60,000
7.00%	2023	55,000	55,000
Pollution control obligations—
5.85%, Mercer Co., ND	2023	7,550	7,550
5.90%, Salix, IA	2023	4,000	4,000
5.90%, Grant Co., SD	2023	9,800	9,800
Bank credit facility	2003	132,000	111,300
Floating rate notes	2002	150,000	150,000
Less current maturities		(155,000)	(5,000)

		$373,350	$507,650

        Substantially all of the Corporation's electric and natural gas utility plant is subject to the lien of the indentures securing its general mortgage bonds and pollution control obligations. General mortgage bonds of the Corporation may be issued in amounts limited by property, earnings and other provisions of the mortgage indenture.

        The Corporation entered into an unsecured Bank Credit Facility with a group of commercial banks in June 1999. The Bank Credit Facility was amended in October 2001 to increase the available credit to $315.0 million and extend the Facility maturity date to January 1, 2003. The Bank Credit Facility is used for general corporate purposes including acquisitions. There were $132.0 million of borrowings outstanding and $115.0 million available under the Bank Credit Facility at December 31, 2001 after consideration of nonrecourse debt guaranties and borrowings outstanding. The Bank Credit Facility bears interest at a variable rate tied to a certain Eurodollar index or prime rate plus a variable margin, which depends upon the total borrowings outstanding on the Bank Credit Facility and can range from zero to 2.0%. The effective interest rate on borrowings outstanding for the year ended December 31, 2001 was 5.1% with a rate at December 31, 2001 of 3.19%. The Bank Credit Facility contains restrictive covenants, which require the Corporation to maintain a minimum net worth and a maximum debt to equity ratio. The Corporation was in compliance with all terms and covenants at December 31, 2001. The facility expires January 2003.

6.    Long-Term Debt (Continued)

        On September 21, 2000, the Corporation completed a private placement of $150.0 million principal amount of medium term floating rate notes. Net proceeds of $149.6 million were used to repay a portion of the debt outstanding from the Corporation's Bank Credit Facility. The notes mature September 21, 2002 and bear interest at LIBOR plus .75%. The effective interest rate on the notes for 2001 was 5.2% with a rate at December 31, 2001 of 2.65%.

        The following table summarizes the long-term nonrecourse obligations of subsidiaries (in thousands):

	Due	2001	2000
Bank Credit Facility (Blue Dot)	2002	$12,950	$48,478
Subordinated note		23,743	35,000
Convertible promissory note		—	15,000
Other term debt	Various	24,123	21,787
Less current maturities		(22,817)	(44,207)

		$37,999	$76,058

        As of December 31, 2001, Blue Dot has a Bank Credit Facility with a group of commercial banks that originally provided for advances up to $135.0 million. The Bank Credit Facility is used for working capital and to finance business acquisitions. There were $13.0 million and $48.5 million of borrowings outstanding under the Bank Credit Facility at December 31, 2001 and 2000. Under terms of the Bank Credit Facility, no additional borrowings are available at December 31, 2001. The Bank Credit Facility bears interest at a variable rate tied to certain LIBOR rate or prime rate plus a variable margin, which depends upon Blue Dot's interest coverage rates. The effective interest rate for 2001 was 8.52% with a rate at December 31, 2001 of 7.50%. The Bank Credit Facility matured in February 2002 and all borrowings under the Bank Credit Facility were repaid January 31, 2002.

        The balance of other nonrecourse debt of $24.1 million and $21.8 million at December 31, 2001 and 2000 is generally comprised of debt assumed and issued in conjunction with acquisitions.

        Annual scheduled consolidated retirements of long-term debt, including nonrecourse debt, during the next five years are $177.8 million in 2002, $137.3 million in 2003, $4.5 million in 2004, $86.6 million in 2005 and $1.4 million in 2006.

        The Corporation and its subsidiaries expect to repay or refinance all short and long-term debt coming due in 2002 using proceeds from long-term financings expected to be completed in 2002.

7.    Income Taxes

        Prior to 2000, the Corporation filed separate federal income tax returns for Expanets, Blue Dot and the regulated, unregulated and corporate activities of the Corporation. In 2000, the Corporation determined that control levels for Blue Dot, as defined by the applicable tax regulations, had been met and allowed for the entity to be included in the regulated, unregulated and corporate tax return filed for the year ended December 31, 2000. For 2001, the Corporation has determined that the control levels for Expanets have been met as well and the entity will also be included in the consolidated tax return to be filed for the year ended December 31, 2001. The net operating losses identified in the tables below have a twenty-year carryforward period.

        Income tax expense (benefit) for the years ended December 31 is comprised of the following (in thousands):

	2001	2000	1999
Federal income
Current	$(6,374)	$(3,749)	$25,236
Deferred	(31,708)	(2,009)	(13,657)
Investment tax benefit	(535)	(539)	(562)
State income tax	(3,853)	(170)	2,128

	$(42,470)	$(6,467)	$13,145

        The following table reconciles the Corporation's effective income tax rate to the federal statutory rate:

	2001	2000	1999
Federal statutory rate	(35.0)%	(35.0)%	35.0%
State income, net of federal benefit	(2.8)	(4.0)	4.0
Amortization of investment tax credit	(0.4)	(2.0)	(1.0)
Taxable dividends from subsidiaries	—	13.0	5.0
Nondeductible goodwill amortization	4.0	20.0	11.0
Dividends received deduction and other investments	(0.5)	(15.0)	(10.0)
Valuation allowance	8.1	—	—
Other, net	(4.2)	(3.0)	(3.4)

	(30.8)%	(26.0)%	40.6%

        The components of the net deferred income tax asset (liability) recognized in the Corporation's Consolidated Balance Sheets are related to the following temporary differences at December 31 (in thousands):

	2001	2000
Excess tax depreciation	$(62,909)	$(41,653)
Safe harbor leases	—	1,238
Regulatory assets	4,189	4,189
Regulatory liabilities	(3,138)	(2,838)
Unbilled revenue	2,304	7,135
Unamortized investment tax credit	2,205	2,740
Unrealized gain (loss) on investments	144	(3,464)
Compensation accruals	8,010	2,054
Reserves and accruals	29,192	22,702
Recognition of net operating loss carryforward	48,712	—
AMT credit carryforward	1,577	—
Valuation allowance on net operating loss	(11,035)	—
Other, net	(1,877)	(9,511)

	$17,374	$(17,408)

8.    Jointly Owned Plants

        The Corporation has an ownership interest in three electric generating plants, all of which are coal fired and operated by other utility companies. The Corporation has an undivided interest in these facilities and is responsible for its proportionate share of the capital and operating costs while being entitled to its proportionate share of the power generated. The Corporation's interest in each plant is reflected in the consolidated balance sheets on a pro rata basis and its share of operating expenses is reflected in the consolidated statements of income. The participants each finance their own investment.

        Information relating to the Corporation's ownership interest in these facilities at December 31, 2001, is as follows:

	Big Stone (S.D.)	Neal #4 (Iowa)	Coyote I (N.D.)
Ownership percentages	23.4%	8.7%	10.0%
Plant in service	$48,267	$34,441	$47,120
Accumulated depreciation	$29,978	$21,518	$25,414

9.    Operating Leases

        The Corporation, Expanets and Blue Dot lease office, office equipment and warehouse facilities under various long-term operating leases. At December 31, 2001, future minimum lease payments under noncancelable lease agreements are as follows (in thousands):

2002	$23,436
2003	15,699
2004	10,764
2005	7,769
2006	4,418
Thereafter	2,406

        Lease and rental expense incurred were $23.7 million, $16.5 million and $7.9 million in 2001, 2000 and 1999, respectively.

10.    Team Member Benefit Plans

        The Corporation maintains a noncontributory defined benefit pension plan for team members of corporate and the regulated utility division. The benefits to which a team member is entitled under the plan are derived using a formula based on the number of years of service and compensation levels, as defined. The Corporation determines the annual funding for its plan using the frozen initial liability cost method. The Corporation's annual contribution is funded in accordance with the requirements of the Employee Retirement Income Security Act. Assets of the plan consist primarily of debt and equity securities.

        Following is a reconciliation of the changes in the plan's benefit obligations and fair value of assets over the two-year period ended December 31, 2001, and a statement of the funded status as of December 31 of both years:

	2001	2000
	(in thousands)
Reconciliation of Benefit Obligation
Obligation at January 1	$46,304	$57,549
Service cost	780	922
Interest cost	3,280	3,805
Actuarial (gain) loss	2,450	(120)
Benefits paid	(4,642)	(8,316)
Plan amendments	—	(264)
Settlement cost	—	(11,885)
Special termination benefits	—	4,613

Benefit obligation at end of year	$48,172	$46,304

Reconciliation of Fair Value of Plan Assets
Fair value of plan assets at January 1	$58,438	$84,135
Actual return on plan assets	(4,925)	(5,496)
Benefits paid	(4,642)	(8,316)
Settlements	—	(11,885)

Fair value of plan assets at end of year	$48,871	$58,438

Funded Status
Funded status at December 31	$699	$12,134
Unrecognized transition amount	618	772
Unrecognized net actuarial loss (gain)	3,109	(9,220)
Unrecognized prior service cost	1,642	2,099

Prepaid benefit cost	$6,068	$5,785

        The following table provides the components of net periodic benefit cost for the plans for 2001, 2000 and 1999:

	2001	2000	1999
	(in thousands)
Service cost	$780	$922	$1,149
Interest cost	3,280	3,805	3,682
Expected return on plan assets	(4,738)	(6,318)	(6,059)
Amortization of transition obligation	155	155	155
Amortization of prior service cost	457	457	501
Amortization of net gain	(215)	(729)	(672)
Special termination benefits	—	4,613	—
Settlement cost	—	(3,067)	—

Net periodic benefit income	$(281)	$(162)	$(1,244)

10.    Team Member Benefit Plans (Continued)

        The prior service costs are amortized on a straight-line basis over the average remaining service period of active participants. Gains and losses in excess of 10% of the greater of the benefit obligation or the market-related value of assets are amortized over the average remaining service period of active participants.

        The assumptions used in calculating the projected benefit obligation for 2001, 2000, and 1999 were as follows:

	2001	2000	1999
Discount rate	7.00%	7.50%	6.75%
Expected rate of return on assets	8.50%	8.50%	8.50%
Long-term rate of increase in compensation levels	3.50%	3.00%	3.00%

        During 1999, the Corporation made available to eligible team members the option to convert their pension plan benefit to a cash balance plan. Effective January 1, 2000, eligible new team members hired after December 31, 1999, are automatically enrolled in the cash balance plan as there are no new participants in the pension plan after December 31, 1999. The result of team members choosing the cash balance plan did not materially impact the Corporation's 2000 financial statements. The pension plan will continue for those eligible team members who did not elect the cash balance plan.

        During 2000, the Corporation made available to select team members an early retirement window. The impact of that reduction in participants resulted in the Settlement Costs and Special Termination Benefits presented in the above table.

        The Corporation, Expanets and Blue Dot provide various team member savings plans, which permit team members to defer receipt of compensation as provided in Section 401(k) of the Internal Revenue Code. Under the Plans, the team member may elect to direct a percentage of their gross compensation to be contributed to the Plans. The Corporation contributes up to a maximum of 3.5% of the team member's gross compensation contributed to the Plan. Expanets contributes up to 66.67% of the first 6% of team member contributions. Blue Dot contributes 25% of the first 6% of team member contributions. Costs incurred under all of these plans were $8.0 million, $5.3 million and $2.6 million in 2001, 2000 and 1999.

        The Corporation also has various supplemental retirement plans for outside directors and selected management team members. The plans are nonqualified defined benefit plans that provide for certain amounts of salary continuation in the event of death before or after retirement or certain supplemental retirement benefits in lieu of any death benefits. In addition, the Corporation provides predetermined death benefits based upon compensation to beneficiaries of eligible team members who represent a reasonable insurable risk. To minimize the overall cost of plans providing life insurance benefits, the Corporation has obtained life insurance coverage to fund the benefit obligations. Costs incurred under the plans were $4.1 million, $1.9 million and $2.1 million in 2001, 2000 and 1999.

        The Corporation has a deferred compensation trust available to all team members of corporate and the regulated utility division who are participants in the team member savings plan and whose maximum elective contribution permissible under that plan could be limited by any provision of the Internal Revenue Code. Trust participants may invest contributions in common stock of the Corporation or other diversified investments available in the plan. Any investment elections in common stock are presented as Treasury Stock; other investments as part of Investments; and an offsetting liability for both as part of Other Noncurrent Liabilities in the Consolidated Balance Sheets. Contributions by the Corporation to the plan were $64,000, $56,000 and $36,000 in 2001, 2000 and 1999.

11.    Employee Stock Ownership Plan

        The Corporation provides an Employee Stock Ownership Plan ("ESOP") for full-time team members of corporate and the regulated utility division. The ESOP acquired the majority of its shares through leveraged loans from a financial institution. The ESOP is funded primarily with federal income tax savings which arise from the deductibility of dividends, as allowed by the tax laws applicable to such team member benefit plans. Active team members enrolled in the plan prior to 1989 receive annual cash dividend payments, and may voluntarily contribute back to the plan a percentage of these dividends subject to discrimination rules of the IRS and ERISA. The Corporation then contributes a matching contribution equal to two times the voluntary contribution. Any excess after payment of the match is allocated pro rata to all participants. All dividends received on unallocated shares of participants enrolling subsequent to 1989 are used to repay the loans of the leveraged loan segment of the Plan. Shares on this leveraged portion of the plan are released as principal and interest on the loans are made. Certain Corporation contributions and shares of stock acquired by the ESOP are allocated to participants' accounts in proportion to the compensation of team members during the particular year for which the allocation is made subject to certain IRS limits. At December 31, 2001 and 2000, the ESOP had an outstanding loan balance of $7.0 million and $8.0 million, respectively, which is secured by the unallocated assets of the ESOP and guarantees of future minimum debt funding payments by the Corporation to the ESOP. Costs incurred under the plan were $0.8 million in 2001 and $1.0 million each year in 2000 and 1999, respectively.

        The shares held by the plan are included in the number of average shares outstanding when computing the Corporation's basic and diluted earnings per share and any dividends paid to the plan are included in the common dividend totals. The number, classification and fair value of shares held by the plan at December 31 are as follows:

	2001		2000
	Allocated	Unallocated	Allocated	Unallocated
Number of shares	677,769	387,447	653,209	451,757
Fair value	$14,267,037	$8,155,759	$15,108,724	$10,449,139

12.    Regulatory Assets and Liabilities

        The Corporation's regulated business prepares their financial statements in accordance with the provisions of SFAS No. 71, as discussed in Note 1 to the Financial Statements. Under SFAS No. 71, regulatory assets and liabilities can be created for amounts that regulators may allow the Corporation to collect, or may require amounts paid back to customers in future electric and natural gas rates. The components of unamortized regulatory assets and liabilities shown on the balance sheet at December 31 were as follows (in thousands):

	Remaining Amortization Period	2001	2000
Environmental costs	1 year	$1,100	$2,215
Unrecovered gas costs	1 year	7,347	6,911
Investment tax credit deferrals	12 years	(6,704)	(7,239)
Other	1 year	(246)	(21)

		$1,497	$1,866

13.    Stock Options and Warrants

        Under the NorthWestern Stock Option and Incentive Plan ("Plan"), the Corporation has reserved 2,750,000 shares for issuance to officers, key team members and directors as either incentive-based options or nonqualified options. The Nominating and Compensation Committee ("Committee") of the Corporation's Board of Directors administers the Plan. Unless established differently by the Committee, the per share option exercise price shall be the fair market value of the Corporation's common stock at the grant date. The options expire 10 years following the date of grant and vest over a three-year period beginning in the third year. As of December 31, 2001, 72,488 options were exercisable with a weighted average exercise price of $23.11. No options were exercisable as of December 2000 or 1999. In addition, the Corporation issued 1,279,476 warrants to non employees to purchase shares of NorthWestern common stock at $18.225 per share in connection with a previous acquisition. During 2001, all of those remaining warrants were extinguished through a cashless exchange whereby holders received shares of the Corporation's common stock equivalent to the difference between the warrant price and the market price of the Corporation's common stock on the date of the exchange. 271,949 shares of common stock were issued in association with these transactions. A summary of the activity of stock options and warrants is as follows:

	Shares	Stock Options Range	Weighted
Balance December 31, 1998	225,463	23.00-24.88	23.11
Issued	449,604	21.19-26.13	25.67
Canceled	(11,000)	26.13	26.13
Balance December 31, 1999	664,067	23.00-26.13	24.39
Issued	741,454	21.50-23.31	21.95
Canceled	(14,000)	20.63-23.00	21.98
Balance December 31, 2000	1,391,521	21.19-26.13	23.31
Issued	536,100	22.70-25.00	23.03
Canceled	(43,129)	21.19-23.31	22.31

Balance December 31, 2001	1,884,492	21.19-26.13	23.26

Stock Warrants Shares
Balance December 31, 1998	1,105,158
Exercised	(90,896)
Balance December 31, 1999	1,014,262
Exercised	(10,000)
Balance at December 31, 2000	1,004,262
Extinguished	(1,004,262)

Balance December 31, 2001	—

13.    Stock Options and Warrants (Continued)

        The Corporation follows Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees,' to account for stock option plans. No compensation cost is recognized because the option exercise price is equal to the market price of the underlying stock on the date of grant.

        An alternative method of accounting for stock options is SFAS 123, "Accounting for Stock-Based Compensation.' Under SFAS 123, stock options are valued at grant date using the Black-Scholes valuation model and compensation cost is recognized ratably over the vesting period. Had compensation cost for the Corporation's stock option plan been determined as prescribed by SFAS 123, the pro forma information for 2001, 2000 and 1999 would have been as follows (in thousands except per share amounts):

	2001	2000	1999
Earnings on common stock
As reported	$37,514	$42,761	$37,871
Pro forma	36,881	42,365	37,763
Diluted earnings per share
As reported	$1.53	$1.83	$1.62
Pro forma	1.51	1.82	1.62

        The weighted-average remaining contractual life of the options outstanding at December 31, 2001 was 8.15 years. The weighted average Black-Scholes value of options granted under the stock option plan during 2001, 2000 and 1999 was $3.17, $2.95 and $2.11. The 2001 value was estimated using an expected life of eight years, 5.2% dividend yield, volatility of 18.8% and risk-free interest rate of 5.1%.

14.    Earnings Per Share

        Basic earnings per share is computed on the basis of the weighted average number of common shares outstanding. Diluted earnings per share is computed on the basis of the weighted average number of common shares outstanding plus the effect of the outstanding stock options and warrants. Average shares used in computing the basic and diluted earnings per share for 2001, 2000 and 1999 were as follows:

	2001	2000	1999
Basic computation	24,390,184	23,140,615	23,093,702
Dilutive effect of
Stock options	19,364	13,770	14,000
Stock warrants	45,760	183,396	263,704

Diluted computation	24,455,308	23,337,781	23,371,403

        Certain outstanding antidilutive options and warrants have been excluded from the earnings per share calculations. These options and warrants total 1,221,876 shares, 697,976 shares and 386,852 shares in 2001, 2000 and 1999.

15.    Commitments and Contingencies

        The Corporation and its subsidiaries are parties to various pending proceedings and lawsuits, but in the judgment of management, after consultation with counsel for the Corporation, the nature of such proceedings and suits and the amounts involved do not depart from the routine litigation and proceedings incident to the kinds of businesses conducted by the Corporation, and management believes that such proceedings will not result in any material adverse impact on the Corporation's financial position or results of operations.

        The Corporation is subject to numerous state and federal environmental regulations. The Clean Air Act Amendments of 1990 (the Act) stipulate limitations on sulfur dioxide and nitrogen oxide emissions from coal-fired power plants. The Corporation believes it can comply with such sulfur dioxide emission requirements at its generating plants and that it is in compliance with all presently applicable environmental protection requirements and regulations. The Corporation is also subject to other environmental statutes and regulations including matters related to former manufactured gas plant sites. No administrative or judicial proceedings involving the Corporation are now pending or known by the Corporation to be contemplated under present environmental protection requirements.

        The Corporation's 1997 and 1998 federal income tax returns and Expanets' 1998 federal income tax return are under audit by the IRS. Certain state income and franchise tax returns are also under audit by various state agencies. Management believes that the final results of these audits will not have a material adverse effect on the Corporation's financial position or results of operations.

16.    Capital Stock

        In December 1996, the Corporation's Board of Directors declared, pursuant to a shareholders' rights plan, a dividend distribution of one Right on each outstanding share of the Corporation's common stock. Each Right becomes exercisable, upon the occurrence of certain events, at an exercise price of $50 per share, subject to adjustment. The Rights are currently not exercisable and will be exercisable only if a person or group of affiliated or associated persons ("Acquiring Person") either acquires ownership of 15% or more of the Corporation's common stock or commences a tender or exchange offer that would result in ownership of 15% or more. In the event the Corporation is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earnings power are sold, each Right entitles the holder to receive such number of shares of common stock of the Acquiring Person having a market value of two times the then current exercise price of the Right. The Rights, which expire in December 2006, are redeemable in whole, but not in part, at a price of $.005 per Right, at the Corporation's option at any time until any Acquiring Person has acquired 15% or more of the Corporation's common stock.

        In October 2001 the Corporation completed a common stock offering of 3,680,000 shares. The offering resulted in net proceeds of $74.9 million and the funds were used to redeem certain subsidiary equity arrangements and for general corporate purposes, including reducing debt. The Corporation also issued 33,480 shares of common stock in 2001 under a restricted stock plan with a fair value at date of issuance of $0.7 million. The stock vests over a four-year period and compensation expense is recognized ratably over the vesting period. Compensation expense for 2001 of $0.2 million has been recognized.

        The Corporation is authorized to issue 1,000,000 shares of $100 par cumulative preferred stock. As of December 31, 2001 and 2000, there were 37,500 shares outstanding of which 26,000 were 4 1/2% Series and 11,500 were 6 1/2% Series. The provisions of the 6 1/2% Series stock contain a five-year put option exercisable by the holders of the securities and a 10-year redemption option exercisable by the Corporation. In any event, redemption will occur at par value. The 4 1/2% Series may be redeemed in whole or in part at the option of the Board of Directors at any time upon at least 30 days notice at $110.00 per share plus accrued dividends. In the event of involuntary dissolution, all Corporation preferred stock outstanding would have a preferential interest of $100 per share, plus accumulated dividends, before any distribution to common shareholders.

        The Corporation is authorized to issue a maximum of 1,000,000 shares of preference stock at a par value of $50 per share. No preference shares have been issued.

        Treasury stock held by the Corporation represents shares held by the Corporation's deferred compensation plan (see Note 9). 155,943 shares reflected at cost were held at December 31, 2001.

17.    Corporation Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts

Series	Par Value	Shares	2001	2000
			(in thousands)
8.125%	$25	1,300,000	$32,500	$32,500
7.2%	$25	2,200,000	55,000	55,000
8.25%	$25	4,000,000	100,000	—

		7,500,000	$187,500	$87,500

        The Corporation has established three wholly owned, special-purpose business trusts, NWPS Capital Financing I, NorthWestern Capital Financing I, and NorthWestern Capital Financing II, to issue common and preferred securities and hold Subordinated Debentures that the Corporation issues. The sole assets of these trusts are the investments in Subordinated Debentures. The trusts use the interest payments received on the Subordinated Debentures to make quarterly cash distributions on the preferred securities. These Subordinated Debentures are unsecured and subordinated to all of the Corporation's other liabilities and rank equally with the guarantees related to the other trusts. The Corporation guarantees payment of the dividends on the preferred securities only if the Corporation has made the required interest payments on the Subordinated Debentures held by the trusts. In addition, the Corporation owns all of the common securities of each trust, equivalent to approximately 3% of the capital of each trust. Five years from the date of each issuance, the Corporation has the option of redeeming some or all of the Subordinated Debentures at 100% of their principal amount plus any accrued interest to the date of redemption. All of the Subordinated Debentures have a 30-year maturity period.

18.    Events Subsequent to December 31, 2001

        On January 18, 2002, CornerStone announced that, as a result of its financial performance in the December 2001 quarter, it would not be in compliance with certain covenants of its $50.0 million Bank Credit Facility. Discussions with the lenders of this Facility led to an amendment that allows continued access to funding under the Facility. However, the amendment eliminates the ability of CornerStone to make further Minimum Quarterly Distributions during the term of the Facility. Pursuant to the Partnership Agreement, the suspension of distributions under the defined Minimum Quarterly Distribution will be subject to arrearage privileges, so that no distribution will be made to the Subordinated Unitholders until the arrearages have been paid to the Common Unitholders. In addition, CornerStone announced that it had retained Credit Suisse First Boston Corporation to pursue the possible sale or merger of the Partnership. This action will be considered in conjunction with the Corporation's required adoption of SFAS No. 142, Goodwill and Other Intangible Assets, and SFAS No. 144, Impairment or Disposal of Long-Lived Assets, effective January 1, 2002. Substantially all of the Corporation's nearly $40.0 million net carrying value in CornerStone was taken as a noncash charge during the first quarter of 2002.

        Under the provisions of the December 2001 trust preferred securities offering, additional shares were issued on January 15, 2002. The Corporation also issued $111.0 million in 8.1% trust preferred securities through NorthWestern Capital Financing III, a special-purpose wholly owned business trust (4.4 million shares with $25 par value.) The securities were issued under terms identical to those identified in Note 17, Corporation Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts. The proceeds were used for debt repayment and general corporate purposes.

18. Subsequent Events (Continued)

        Under a credit agreement executed January 14, 2002, the Corporation entered into a credit facility for the acquisition of The Montana Power Company's (NYSE:TAA) energy distribution and transmission business. The facility is comprised of a $720.0 million term loan commitment and a $280.0 million revolving credit commitment. The facility terminates 364 days subsequent to the acquisition closing date and bears interest at a variable rate tied to a certain Eurodollar index or prime rate plus a variable margin, which can range from zero to 2.75%. Proceeds from the $720.0 million term loan commitment and $19.0 million of the swingline commitment were used for the acquisition purchase price, related acquisition fees and repayment of $102.3 million of outstanding principal, interest and fees under the current credit facility (see Note 5) which was subsequently terminated.

        On February 15, 2002, the Corporation completed the acquisition of The Montana Power Company's energy distribution and transmission business for $602.0 million in cash and the assumption of $488.0 million in existing Montana Power Company debt and mandatorily redeemable preferred securities of subsidiary trusts. As a result of the acquisition, the Corporation will be the provider of natural gas and electricity to more than 590,000 customers in Montana, South Dakota and Nebraska and the capacity to provide service to wider regions of the country. For accounting convenience, due to the burden of a mid-month closing, both parties have agreed to an effective date for the sale of January 31, 2002.

        The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of December 31, 2001. The Corporation is in the process of obtaining third-party valuations of certain intangible assets; thus, the allocation of the purchase price is subject to refinement, generally within one year of the date of acquisition and in the interim, has been allocated to goodwill. Final allocations will separate between goodwill, intangible assets subject to amortization and those that are not, useful lives and tax deductibility.

(in thousands)
Current assets	$219,830
Property, plant and equipment	1,111,034
Goodwill & other intangibles	7,418
Other	155,688

Total assets acquired	1,493,970

Current liabilities	168,465
Long-term debt	442,680
QUIPS	41,879
Other	300,995

Total liabilities assumed	954,019

Net assets acquired	$539,951

        The following unaudited pro forma results of operations for the year ended December 31, 2001, give effect as if the acquisition had occurred as of January 1, 2001 (in thousands except per share amounts):

2001
(Unaudited)
Revenues	$4,895,885
Net income	74,437
Diluted earnings per share	1.68

19.    Segment and Related Information

        The Corporation's four principal business segments are its electric, natural gas, communications and HVAC. The "All Other" segment includes the results of service and other nonenergy-related operations, activities and assets of the corporate office, as well as any reconciling or eliminating amounts.

        The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies except that the parent allocates some of its operating expenses and interest expense to the operating segments according to a methodology designed by management for internal reporting purposes and involves estimates and assumptions. Financial data for the business segments are as follows:

2001	Total Electric and Natural Gas	Communications	HVAC	All Other	Total
Operating revenues	$251,208	$1,032,033	$423,803	$16,934	$1,723,978
Cost of sales	142,112	648,036	267,978	11,230	1,069,356

Gross margin	109,096	383,997	155,825	5,704	654,622
Selling, general, and administrative	42,284	431,477	145,954	22,664	642,379
Depreciation	16,428	13,518	9,148	1,942	41,036
Amortization of goodwill and other intangibles	—	35,647	7,245	269	43,161
Restructuring charge	4,499	5,906	7,239	7,272	24,916

Operating income (loss)	45,885	(102,551)	(13,761)	(26,443)	(96,870)
Interest expense	(8,692)	(17,330)	(3,835)	(19,391)	(49,248)
Investment income and other	306	683	204	6,830	8,023

Income (loss) before taxes and minority interests	37,499	(119,198)	(17,392)	(39,004)	(138,095)
Benefit (provision) for taxes	(11,857)	32,190	3,830	18,307	42,470

Income (loss) before minority interests	$25,642	$(87,008)	$(13,562)	$(20,697)	$(95,625)

Total assets	$369,915	$775,186	$386,249	$226,491	$1,757,841

Maintenance capital expenditures	$12,818	$18,957	$8,521	$1,204	$41,500

2000	Total Electric and Natural Gas	Communications	HVAC	Other All	Totals
Operating revenues	$181,309	$1,104,034	$408,829	$15,302	$1,709,474
Cost of sales	88,156	740,553	260,975	10,800	1,100,484

Gross margin	93,153	363,481	147,854	4,502	608,990
Selling, general, and administrative	39,211	350,926	129,447	16,853	536,437
Depreciation	15,919	7,614	7,901	1,328	32,762
Amortization of goodwill and other intangibles	—	29,552	5,891	38	35,481

Operating income (loss)	38,023	(24,611)	4,615	(13,717)	4,310
Interest expense	(7,760)	(4,019)	(4,877)	(21,326)	(37,982)
Investment income and other	(194)	508	401	8,266	8,981

Income (loss) before taxes and minority interests	30,069	(28,122)	139	(26,777)	24,691
Benefit (provision) for taxes	(9,819)	8,323	(2,404)	10,367	6,467

Income (loss) before minority interests	$20,250	$(19,799)	$(2,265)	$(16,410)	$(18,224)

Total assets	$368,308	$729,063	$378,711	$125,178	$1,601,260

Maintenance capital expenditures	$10,810	$10,434	$7,366	$378	$28,988

1999	Total Elextric and Natural Gas	Communications	HVAC	All Other	Total
Operating revenues	$152,166	$294,878	$293,736	$17,160	$757,940
Cost of sales	65,511	168,888	182,190	12,462	429,051

Gross margin	86,655	125,990	111,546	4,698	328,889
Selling, general, and administrative	37,016	102,507	96,723	14,612	250,858
Depreciation	14,920	3,257	4,425	413	23,015
Amortization of goodwill and other intangibles	—	7,211	4,243	31	11,485

Operating income (loss)	34,719	13,015	6,155	(10,358)	43,531
Interest expense	(8,790)	(1,384)	(1,210)	(9,594)	(20,978)
Investment income and other	366	(1,016)	691	9,759	9,800

Income (loss) before taxes and minority interests	26,295	10,615	5,636	(10,193)	32,353
Benefit (provision) for taxes	(8,816)	(7,129)	(3,532)	6,332	(13,145)

Income (loss) before minority interests	$17,479	$3,486	$2,104	$(3,861)	$19,208

Total assets	$364,673	$324,489	$279,140	$101,973	$1,070,275

Maintenance capital expenditures	$12,813	$3,589	$7,763	$699	$24,864

	2001		2000		1999
	Electric	Natural Gas	Electric	Natural Gas	Electric	Natural Gas
Operating revenues	$106,995	$144,213	$86,575	$94,734	$83,943	$68,223
Cost of sales	23,052	119,060	16,782	71,374	18,456	47,055

Gross margin	83,943	25,153	69,793	23,360	65,487	21,168
Selling, general and administrative	27,734	14,550	25,397	13,814	24,722	12,294
Depreciation	13,193	3,235	12,663	3,256	12,006	2,914
Restructuring charge	3,329	1,170	—	—	—	—

Operating income	$39,687	$6,198	$31,733	$6,290	$28,759	$5,960

20.    Quarterly Financial Data (Unaudited)

2001	First	Second	Third	Fourth
	(in thousands except per share amounts)
Operating revenues	$477,592	$476,846	$398,705	$370,835
Gross margin	$155,144	$188,838	$165,597	$145,043
Operating income (loss)*	$(37,102)	$(3,235)	$(12,134)	$(19,479)
Net income*	$18,389	$10,780	$10,272	$5,091
Average common shares outstanding	23,433	23,669	23,706	26,724
Basic earnings per average common share*+	$.71	$.38	$.36	$.12
Diluted earnings per average common share*+	$.70	$.38	$.36	$.12
Dividends per share	$.2975	$.2975	$.2975	$.3175
Stock price:
High	$25.65	$26.75	$23.10	$22.35
Low	$21.63	$21.75	$20.90	$18.25
Quarter-end close	$24.50	$22.40	$22.00	$21.05
2000

Operating revenues	$221,359	$506,046	$517,244	$464,825
Gross margin	$88,960	$176,244	$182,045	$161,741
Operating income (loss)	$5,712	$14,506	$6,706	$(22,615)
Net income	$16,239	$7,702	$9,947	$15,665
Average common shares outstanding	23,109	23,117	23,119	23,216
Basic earnings per average common share	$.63	$.26	$.36	$.60
Diluted earnings per average common share	$.62	$.26	$.35	$.60
Dividends per share	$.2775	$.2775	$.2775	$.2975
Stock price:
High	$23.25	$23.94	$23.94	$23.75
Low	$20.63	$21.00	$19.13	$19.31
Quarter-end close	$20.63	$23.13	$19.50	$23.13

*
Includes effect of a fourth quarter pretax restructuring charge of $24.9 million, or an impact of $12.1 million to net income and $.50 earnings per average common share after taxes and minority interest allocations.

+
The 2001 quarterly basic and diluted earnings per average common shares do not total to the 2001 annual basic and diluted earnings per average common shares due to the effect of common stock issuances during the year.

FIVE-YEAR FINANCIAL SUMMARY

	2001	2000	1999	1998	1997
	(in thousands except per share and shareholders data)
Financial Results
Operating revenues	$1,723,978	$1,709,474	$757,940	$419,452	$175,032
Gross margins	654,622	608,990	328,889	198,419	92,292
Operating expenses	751,492	604,681	285,358	154,184	56,900
Operating income	(96,870)	4,309	43,531	44,235	35,392
Interest expense	(49,248)	(37,982)	(20,978)	(15,546)	(12,496)
Investment income and other	8,023	8,981	9,800	5,700	11,564
Income (loss) before income taxes and minority interests	(138,095)	(24,692)	32,353	34,389	34,460
Benefit (provision) for income taxes	42,470	6,467	(13,145)	(10,223)	(9,828)
Income before minority interests	(95,625)	(18,225)	19,208	24,166	24,632
Minority interests	141,448	67,821	24,788	5,315	—
Discontinued operations, net of taxes and minority interests	(1,291)	(43)	667	910	1,632
Net income	$44,532	$49,553	$44,663	$30,391	$26,264
Common Stock Data
Basic earnings per share*+	$1.54	$1.85	$1.64	$1.45	$1.31
Diluted earnings per share*+	$1.53	$1.83	$1.62	$1.44	$1.31
Basic earnings per share from continuing operations	$1.59	$1.85	$1.61	$1.40	$1.22
Diluted earnings per share from continuing operations	$1.58	$1.83	$1.59	$1.39	$1.22
Average shares outstanding*:
Basic	24,390	23,141	23,094	18,660	17,843
Diluted	24,455	23,338	23,372	18,816	17,843
Dividends paid per common share*	$1.210	$1.130	$1.050	$.985	$.933
Annual dividend rate at year end*	$1.27	$1.19	$1.11	$1.03	$.97
Book value per share at year end*	$16.25	$13.79	$13.01	$12.26	$9.34
Common stock price range*:
High	$26.750	$23.937	$27.125	$27.375	$23.500
Low	$18.250	$19.125	$20.625	$20.250	$16.938
Close	$21.050	$23.125	$22.000	$26.438	$23.000
Price earnings ratio	13.8x	12.6x	13.6x	18.4x	17.6x
Dividend payout ratio
(from ongoing operations)+	76.6%	61.7%	66.0%	70.9%	76.5%
Return on average common equity	10.5%	13.8%	13.0%	12.1%	14.2%
Common shareholders at year end	10,358	10,371	10,475	10,116	8,845
Financial Position (as of December 31)
Total assets	$2,634,735	$2,898,070	$1,956,761	$1,728,474	$1,106,123
Working capital	(296,580)	40,314	100,193	57,739	11,844
Long-term debt, including nonrecourse debt excluding current portion	411,349	583,708	340,978	259,373	161,000
Total debt (including subsidiaries)	767,794	632,915	378,532	275,927	166,570
Shareholders' equity	396,578	319,549	300,371	282,134	166,603
Other equity	221,317	284,117	208,224	199,158	36,250
Total equity	$617,895	$603,666	$508,595	$481,292	$202,853

*
Adjusted for the two-for-one stock split in May 1997.
+
$2.04 Basic earnings per share; $2.03 Diluted earnings per share; and 59.6% Dividend payout ratio, exclusive of 2001 restructuring charge.

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2002	2001	2002	2001
OPERATING REVENUES	$515,652	$476,846	$995,765	$954,438
COST OF SALES	261,740	288,008	531,431	610,456

GROSS MARGIN	253,912	188,838	464,334	343,982

OPERATING EXPENSES
Selling, general and administrative	172,831	170,726	320,981	343,541
Depreciation	25,424	9,739	45,959	18,727
Amortization of intangibles	6,841	11,608	13,930	22,051

	205,096	192,073	380,870	384,319

OPERATING INCOME (LOSS)	48,816	(3,235)	83,464	(40,337)
Interest Expense, Net	(31,063)	(11,689)	(52,749)	(24,082)
Investment Income and Other	(2,497)	1,675	(1,803)	2,853

Income (Loss) From Continuing Operations Before Income Taxes and Minority Interests	15,256	(13,249)	28,912	(61,566)
Benefit (Provision) for Income Taxes	(2,466)	(3,781)	(7,077)	11,893

Income (Loss) From Continuing Operations Before Minority Interests	12,790	(17,030)	21,835	(49,673)
Minority Interests in Net Loss of Consolidated Subsidiaries	8,100	29,857	23,014	75,693

Income from Continuing Operations	20,890	12,827	44,849	26,020
Discontinued Operations, Net of Taxes and Minority Interests	(5,086)	(2,047)	(45,086)	3,149

Income (Loss) before Extraordinary Item	15,804	10,780	(237)	29,169
Extraordinary Item, Net of Tax of $7,241	—	—	(13,447)	—

Net Income (Loss)	15,804	10,780	(13,684)	29,169
Minority Interests on Preferred Securities of Subsidiary Trusts	(7,474)	(1,650)	(13,699)	(3,300)
Dividends on Preferred Stock	(48)	(48)	(96)	(96)

Earnings (Loss) on Common Stock	$8,282	$9,082	$(27,479)	$25,773

Average Common Shares Outstanding	27,397	23,669	27,397	23,552
Earnings (Loss) per Average Common Share:
Continuing operations	$0.49	$0.47	$1.13	$0.96
Discontinued operations	(0.19)	(0.09)	(1.65)	0.13
Extraordinary item	—	—	(0.49)	—

Basic	$0.30	$0.38	$(1.01)	$1.09

Continuing operations	$0.49	$0.47	$1.13	$0.95
Discontinued operations	(0.19)	(0.09)	(1.65)	0.13
Extraordinary item	—	—	(0.49)	—

Diluted	$0.30	$0.38	$(1.01)	$1.08

The accompanying notes to consolidated financial statements are an integral part of these statements.

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)
(In Thousands)

	Six Months Ended June 30
	2002	2001
Operating Activities:
Net Income (Loss)	$(13,684)	$29,169
Items not affecting cash:
Depreciation	45,959	18,727
Amortization	13,930	22,051
Loss on discontinued operations	45,086	—
Extraordinary item, net of taxes	13,447	—
Deferred income taxes	1,928	(87)
Minority interests in net losses of consolidated subsidiaries	(23,014)	(75,693)
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	(37,078)	16,827
Inventories	21,733	8,964
Other current assets	9,761	(5,058)
Accounts payable	(46,311)	22,598
Accrued expenses	24,246	(4,238)
Change in noncurrent assets	4,388	3,819
Change in noncurrent liabilities	(15,394)	713
Other, net	12,273	(267)

Cash flows provided by continuing operations	57,270	37,525
Change in net assets of discontinued operations	(2,654)	23,509

Cash flows provided by operating activities	54,616	61,034

Investment Activities:
Property, plant and equipment additions	(21,749)	(20,486)
Proceeds from sale of assets	22,441	—
Purchase of noncurrent investments and assets, net	(12,641)	(2,487)
Acquisitions and growth expenditures, net of cash received	(559,909)	(40,368)

Cash flows used in investing activities	(571,858)	(63,341)

Financing Activities:
Dividends on common and preferred stock	(17,492)	(14,108)
Minority interest on preferred securities of subsidiary trusts	(13,699)	(3,300)
Issuance of long-term debt	719,118	—
Issuance of preferred securities of subsidiary trusts	117,750	—
Repayment of long-term debt	(2,009)	—
Line of credit (repayments) borrowings, net	(132,000)	66,700
Financing costs	(34,194)	—
Subsidiary repurchase of minority interests	(15,660)	(13,368)
Line of credit repayments of subsidiaries, net	(12,951)	(8,578)
Issuance of nonrecourse subsidiary debt	179	597
Repayment of nonrecourse subsidiary debt	(57,119)	(11,078)
Proceeds from termination of hedge	7,878	—

Cash flows provided by financing activities	559,801	16,865

Increase in Cash and Cash Equivalents	42,559	14,558
Cash and Cash Equivalents, beginning of period	37,158	43,385

Cash and Cash Equivalents, end of period	$79,717	$57,943

Supplemental Cash Flow Information:
Cash paid (received) during the period for:
Income Taxes	$(5,846)	$6,537
Interest	32,542	27,242
Non-cash transactions:
Debt assumed in acquisitions	$511,104	$40
Assets acquired in exchange for debt	350	12,622
Inventory purchased using short-term debt	—	66,404
Interest capitalized for internally developed software	1,148	—
Discount on subordinated note	1,467	—
Subsidiary stock issued for acquisitions	8,100	4,892
Exchange of warrants for common stock	—	6,795

The accompanying notes to consolidated financial statements are an integral part of these statements.

NORTHWESTERN CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2002	December 31, 2001
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$79,717	$37,158
Accounts receivable, net	379,121	260,486
Inventories	75,058	79,719
Other	88,131	69,486
Current assets of discontinued operations	45,408	181,697

Total current assets	667,435	628,546

Property, Plant, and Equipment, Net	1,782,676	496,241
Goodwill and Other Intangible Assets, Net	660,360	640,590
Other:
Investments	93,499	62,959
Regulatory assets	94,433	20,415
Deferred tax asset	12,825	17,374
Other	104,836	73,413
Noncurrent assets of discontinued operations	673,461	695,197

Total assets	$4,089,525	$2,634,735

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$173,933	$155,000
Current maturities of long-term debt of subsidiaries—nonrecourse	7,125	22,817
Short-term debt of subsidiaries-nonrecourse	130,350	178,628
Accounts payable	99,048	122,266
Accrued expenses	413,848	216,345
Current liabilities of discontinued operations	87,321	230,070

Total current liabilities	911,625	925,126

Long-term Debt	1,396,914	373,350
Long-term Debt of Subsidiaries—nonrecourse	36,933	37,999
Other Noncurrent Liabilities	369,132	75,040
Noncurrent Liabilities and Minority Interests of Discontinued Operations	632,481	605,325

Total liabilities	3,347,085	2,016,840

Minority Interests	11,106	30,067

Preferred Stock, Preference Stock, and Preferred Securities:
Preferred stock—4 1/2% series	2,600	2,600
Redeemable preferred stock—6 1/2% series	1,150	1,150
Preference stock	—	—
Corporation obligated mandatorily redeemable preferred securities of subsidiary trusts	370,250	187,500

Total preferred stock, preference stock and preferred securities	374,000	191,250

Shareholders' Equity:
Common stock, par value $1.75; authorized 50,000,000 shares; issued and outstanding 27,396,762	47,942	47,942
Paid-in capital	240,891	240,797
Treasury stock, at cost	(3,500)	(3,681)
Retained earnings	67,432	112,307
Accumulated other comprehensive income (loss)	4,569	(787)

Total shareholders' equity	357,334	396,578

Total liabilities and shareholders' equity	$4,089,525	$2,634,735

The accompanying notes to consolidated financial statements are an integral part of these statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Reference is made to Notes to Financial Statements
included in the Company's Annual Report)

1.    Management's Statement

        The consolidated financial statements for the interim periods included herein have been prepared by NorthWestern Corporation (the "Corporation"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). In the opinion of the Corporation, all adjustments necessary for a fair presentation of the results of operations for the interim periods have been included. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that may affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Actual results could differ from those estimates. Results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year, and these financial statements do not contain the detail or footnote disclosure concerning accounting policies and other matters that would be included in full fiscal year financial statements. Therefore, these financial statements should be read in conjunction with the financial statements and the notes thereto included in the Corporation's latest annual report to shareholders.

2.    Nature of Operations, Basis of Consolidation and Minority Interests

        The Corporation is a service and solutions company providing integrated energy, communications, air conditioning, heating, ventilation, plumbing and related services and solutions to residential and business customers throughout North America. A division of the Corporation (NorthWestern Energy) is engaged in the regulated energy business of production, purchase, transmission, distribution and sale of electricity and the delivery of natural gas to customers located in the upper Midwest region of the United States. The Corporation has investments in Expanets, Inc. ("Expanets"), a leading provider of networked communications and data services and solutions to medium-sized businesses nationwide; Blue Dot Services, Inc. ("Blue Dot"), a national provider of air conditioning, heating, plumbing and related services ("HVAC"); and CornerStone Propane Partners, L.P. ("CornerStone"), a publicly traded Delaware master limited partnership, formed to engage in the retail propane and wholesale energy-related commodities distribution business throughout North America.

        The accompanying consolidated financial statements include the accounts of the Corporation and all wholly and majority-owned or controlled subsidiaries. The financial statements of Expanets, Blue Dot, and CornerStone are included in the accompanying consolidated financial statements, and therefore included in referencing to "subsidiaries," by virtue of the voting and control rights. All significant intercompany balances and transactions have been eliminated from the consolidated financial statements. The operations of CornerStone and the Corporation's interest in CornerStone have been reflected in the consolidated financial statements as Discontinued Operations (see Note 4, Discontinued Operations, for further discussion).

        Many of the Corporation's acquisitions at Expanets and Blue Dot have involved the issuance of common and junior preferred stock in those subsidiaries to the sellers of the acquired businesses. The Corporation's investments in Expanets and Blue Dot are principally in the form of senior preferred stock with voting control and a liquidation preference over the common and junior preferred stock. We are required to consolidate the financial results of Expanets and Blue Dot because of our voting control. The common and preferred stock issued to third parties in connection with acquisitions creates minority interests which are junior to our preferred stock interests and against which operating losses have been allocated.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Reference is made to Notes to Financial Statements
included in the Company's Annual Report)

2.    Nature of Operations, Basis of Consolidation and Minority Interests (Continued)

        The income or loss allocable to minority interests will vary depending on the underlying profitability of the consolidated subsidiaries. Losses allocable to minority interests, which include the effect of dividends on the outstanding preferred stock owned by the Corporation and applicable allocations from the Corporation, are charged to minority interests. Losses are allocated to minority interests to the extent they do not exceed the minority interest in the equity capital of the subsidiary, after giving effect for any exchange agreements. Losses in excess of the minority interests are allocated to the Corporation.

        Losses allocated to Minority Interests were $23.0 million and $75.7 million for the six months ended June 30, 2002 and 2001, respectively. Minority Interests balances were $11.1 million at June 30, 2002 and $30.1 million at Dec. 31, 2001. The Corporation will recognize future losses of the subsidiaries to the extent these losses exceed the Minority Interest balance after any effects of exchange agreements, totaling $11.1 million as of June 30, 2002. Accordingly, based on the capital structures of Expanets and Blue Dot at June 30, 2002, all losses at Expanets and Blue Dot will be allocated to the Corporation, unless additional minority interest is issued as a result of new acquisitions.

3.    Acquisitions

        On February 15, 2002, the Corporation completed the asset acquisition of The Montana Power Company's energy distribution and transmission business for $602.0 million in cash and the assumption of $488.0 million in existing Montana Power Company debt and mandatorily redeemable preferred securities of subsidiary trusts (net of cash received). As a result of the acquisition, the Corporation is now a provider of natural gas and electricity to more than 590,000 customers in Montana, South Dakota and Nebraska and has the capacity to provide service to wider regions of the country. For accounting convenience, due to the burden of a mid-month closing, both parties agreed to an effective date for the sale of January 31, 2002.

        The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of February 1, 2002. The Corporation is in the process of obtaining third-party valuations of certain tangible assets, intangible assets and liabilities; thus, the allocation of the purchase price is subject to refinement, generally within one year of the date of acquisition. Final allocations will separate between any goodwill, intangible assets subject to amortization and those that are not, useful lives and tax deductibility. The allocation of the purchase price to the assets acquired and the liabilities assumed was adjusted in the second quarter of 2002 based on preliminary appraisals of the assets acquired that the Corporation received. As of June 30, 2002, no portion of the purchase price was allocated to intangible assets.

February 1, 2002
(in thousands)
Cash	$100,644
Other current assets	84,482
Property, plant and equipment	1,306,299
Other	135,377

Total assets acquired	$1,626,802

Current liabilities	$219,168
Long-term debt	427,711
Mandatorily redeemable preferred securities of subsidiary trusts	65,000
Other	336,283

Total liabilities assumed	1,048,162

Net assets acquired	$578,640

        The following unaudited pro forma results of consolidated operations for the six months ended June 30, 2002, give effect as if the acquisition had occurred as of January 1, 2002 (in thousands except per share amounts):

Six Months Ended June 30, 2002
Revenues	$1,059,728
Net Loss	(8,464)
Diluted earnings per share	(0.86)

4.    Discontinued Operations

        The Corporation owns an effective 30% interest in CornerStone through subordinated units, a 2% aggregate general partner interest, 379,438 common units and all outstanding warrants. On January 18, 2002, the board of directors of the general partner of CornerStone announced that it had retained Credit Suisse First Boston Corporation to review strategic options, including the possible sale or merger of CornerStone. Accordingly, the Corporation has adopted discontinued operations accounting for its CornerStone interests. Accordingly, the assets, liabilities and results of operations of CornerStone and those representing the Corporation's interests in Cornerstone are presented as discontinued operations in the consolidated financial statements. Subsequently, on August 5, 2002, CornerStone announced that it had elected not to make an interest payment aggregating approximately $5.6 million on three classes of its senior secured notes, which was due on July 31, 2002, and was continuing to review financial restructuring and strategic options, including the potential commencement of a Chapter 11 case under the United States Bankruptcy Code. After this announcement, the New York Stock Exchange announced that it had suspended trading in CornerStone's publicly traded partnership units and would seek to delist the partnership units due to their low price and CornerStone's decision not to make the scheduled interest payments. The Corporation will continue to evaluate CornerStone's financial restructuring and the impact upon creditors of CornerStone, including the Corporation, and expects to reflect any resulting financial implication in its third quarter 2002 results. During first quarter 2002, the Corporation recognized a loss from discontinued operations of $40.0 million. This was comprised of a write-down of its investment in CornerStone of $41.7 million, which was partially offset by income (net of taxes and minority interests) of $1.7 million for first quarter 2002. Subsequent losses of $5.1 million (net of taxes and minority interests) for the quarter ended June 30, 2002 have increased the amount of the recognized loss to $45.1 million. Summary financial information is as follows (in thousands):

	June 30, 2002	December 31, 2001
Accounts receivable, net	$20,090	$121,843
Other current assets	25,318	59,854

Current assets of discontinued operations	$45,408	$181,697

Property, plant and equipment, net	$306,373	$322,126
Goodwill and other intangibles, net	332,883	339,058
Other noncurrent assets	34,205	34,013

Noncurrent assets of discontinued operations	$673,461	$695,197

Accounts payable	$30,043	$142,578
Other current liabilities	57,278	87,492

Current liabilities of discontinued operations	$87,321	$230,070

Long-term debt	$422,147	$424,524
Minority interests	143,179	153,245
Other noncurrent liabilities	67,155	27,556

Noncurrent liabilities and minority interests of discontinued operations	$632,481	$605,325

Partners' capital of discontinued operations	$(933)	$41,449

	Three months ended
	June 30, 2002	June 30, 2001
Revenues	$64,419	$554,740
Loss before income taxes and minority interests	(25,191)	(17,140)
Loss from discontinued operations, net of income taxes and minority interests	(5,086)	(2,047)
	Six months ended
	June 30, 2001	June 30, 2002
Revenues	$341,659	$1,573,837
Income (loss) before income taxes and minority interests	(14,721)	5,080
Income (loss) from discontinued operations, net of income taxes and minority interests	(45,086)	3,149

        The Corporation has provided a guaranty of CornerStone's $50 million credit facility. At June 30, 2002, $17.7 million was outstanding under CornerStone's credit facility, along with $8.3 million in letters of credit.

        A provision for loss on discontinued operations as of June 30, 2002 has been included based on management's best estimates as of June 30, 2002 of the amounts expected to be realized on the disposition of its investment. The amount the Corporation will ultimately realize could differ from the assumptions currently used in arriving at the anticipated loss. The foregoing summary financial information with respect to CornerStone is unaudited and is subject to year-end audit adjustment by CornerStone. CornerStone adopted Statement of Financial Accounting Standards No. 142 during its fiscal year ended June 30, 2002. As noted in CornerStone's Current Report on Form 8-K dated September 11, 2002 (filed with the Securities and Exchange Commission on September 12, 2002), CornerStone's preliminary evaluation of the impact of its adoption of SFAS No. 142 indicates that CornerStone is likely to have a material write-off of its goodwill and intangibles during such period. The adjustments, if any, to the foregoing summary financial information cannot be determined at this time.

5.    Supplemental Guarantor Financial Information

        The $65 million of 8.45% Cumulative Quarterly Income Preferred Securities, Series A (QUIPS) of Montana Power Capital I; which were assumed as part of the Montana Power acquisition, have been guaranteed by the Corporation. As guarantor, we provide an unconditional guarantee, on an unsecured junior subordinated basis, of payment on these securities. The following presents condensed consolidating financial statements as of June 30, 2002 and for the quarters then ended.

Income Statement Consolidating Schedule

Three Months Ended June 30, 2002
(in thousands)

	Parent and Consolidated Subsidiaries	NW Energy LLC	Eliminations	Total
Operating Revenues	$378,313	$137,339	$—	$515,652
Cost of Sales	218,122	43,618	—	261,740

Gross Margin	160,191	93,721	—	253,912
Selling, general, & administrative	118,129	54,702	—	172,831
Depreciation	13,522	11,902	—	25,424
Amortization of intangibles	6,841	—	—	6,841

Operating income (loss)	21,699	27,117	—	48,816
Interest expense	(13,742)	(17,321)	—	(31,063)
Investment income and other	(3,194)	697	—	(2,497)

Income (loss) before taxes and minority interests	4,763	10,493	—	15,256
Benefit (provision) for taxes	1,140	(3,606)	—	(2,466)

Income (loss) before minority interests	5,903	6,887	—	12,790
Minority interests	8,100	—	—	8,100

Income from continuing operations	14,003	6,887	—	20,890
Discontinued operations, net of tax and minority interests	(5,086)	—	—	(5,086)

Net income	8,917	6,887	—	15,804
Minority interest on preferred securities of subsidiary trusts	(6,100)	(1,374)	—	(7,474)

Dividends on cumulative preferred stock	(48)	—	—	(48)

Earnings on common stock	$2,769	$5,513	$—	$8,282

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Reference is made to Notes to Financial Statements
included in the Company's Annual Report)

5.    Supplemental Guarantor Financial Information (Continued)

Income Statement Consolidating Schedule

Six Months Ended June 30, 2002
(in thousands)

	Parent and Consolidated Subsidiaries	NW Energy LLC	Eliminations	Total
Operating Revenues	$747,736	$248,029	$—	$995,765
Cost of Sales	448,291	83,140	—	531,431

Gross Margin	299,445	164,889	—	464,334
Selling, general, & administrative	234,191	86,790	—	320,981
Depreciation	25,184	20,775	—	45,959
Amortization of intangibles	13,930	—	—	13,930

Operating income (loss)	26,140	57,324	—	83,464
Interest expense	(22,290)	(30,459)	—	(52,749)
Investment income and other	(2,925)	1,122	—	(1,803)

Income (loss) before taxes and minority interests	925	27,987	—	28,912
Benefit (provision) for taxes	3,037	(10,114)	—	(7,077)

Income (loss) before minority interests	3,962	17,873	—	21,835
Minority interests	23,014	—	—	23,014

Income from continuing operations	26,976	17,873	—	44,849
Discontinued operations, net of tax and minority interests	(45,086)	—	—	(45,086)

Income (loss) on extraordinary item	(18,110)	17,873	—	(237)
Extraordinary item, net of tax $7,241	(13,447)	—	—	(13,447)

Net income (loss)	(31,557)	17,873	—	(13,684)
Minority interest on preferred securities of subsidiary trusts	(11,410)	(2,289)	—	(13,699)
Dividends on cumulative preferred stock	(96)	—	—	(96)

Earnings (loss) on common stock	$(43,063)	$15,584	$—	$(27,479)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Reference is made to Notes to Financial Statements
included in the Company's Annual Report)

5.    Supplemental Guarantor Financial Information (Continued)

Balance Sheet Consolidating Schedules

June 30, 2002
(in thousands)

	Parent and Consolidated Subsidiaries	NW Energy LLC	Eliminations	Total
Assets
Cash	$40,618	$39,099	$—	$79,717
Accounts receivable, net	327,130	51,991	—	379,121
Accounts receivable, related	(42,125)	42,125	—	—
Inventories	61,395	13,663	—	75,058
Other	69,045	19,086	—	88,131
Current assets of discontinued operations	45,408	—	—	45,408

Total current assets	501,471	165,964	—	667,435

Property, plant and equipment, net	498,820	1,283,856	—	1,782,676
Goodwill and other intangibles assets, net	653,042	7,318	—	660,360
Other:
Investments	66,742	26,757	—	93,499
Investments, related	594,225	—	(594,225)	—
Other	114,948	97,146	—	212,094
Noncurrent assets of discontinued operations	673,461	—	—	673,461

Total assets	$3,102,709	$1,581,041	$(594,225)	$4,089,525

Liabilities and Shareholders' Equity
Current maturities of long-term debt	$155,000	$18,933	$—	$173,933
Current maturities of long-term debt, nonrecourse	7,125	—	—	7,125
Short-term debt, nonrecourse	130,350	—	—	130,350
Accounts payable	71,999	27,049	—	99,048
Accrued expenses	259,350	154,498	—	413,848
Current liabilities of discontinued operations	87,321	—	—	87,321

Total current liabilities	711,145	200,480	—	911,625

Long-term debt	971,585	425,329	—	1,396,914
Long-term debt of subsidiaries, nonrecourse	36,933	—	—	36,933
Other noncurrent liabilities	73,181	295,951	—	369,132
Noncurrent liabilities & minority interests of discontinued operations	632,481	—	—	632,481

Total liabilities	2,425,325	921,760	—	3,347,085

Minority interests	11,106	—	—	11,106
Preferred stock, 4 1/2% series	2,600	—	—	2,600
Redeemable preferred stock, 6 1/2% series	1,150	—	—	1,150
Corporation obligated mandatorily redeemable preferred securities of subsidiary trusts	305,250	65,000	—	370,250

	309,000	65,000	—	374,000

Shareholders' equity:
Common stock	47,942	—	—	47,942
Paid-in capital	240,891	—	—	240,891
Treasury stock	(3,500)	—	—	(3,500)
Retained earnings	67,432	594,225	(594,225)	67,432
Accumulated other comprehensive income (loss)	4,513	56	—	4,569

Total shareholders' equity	357,278	594,281	(594,225)	357,334

Total liabilities and shareholders' equity	$3,102,709	$1,581,041	$(594,225)	$4,089,525

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Reference is made to Notes to Financial Statements
included in the Company's Annual Report)

5.    Supplemental Guarantor Financial Information (Continued)

        Cash Flow Statement Consolidating Schedule
Six Months Ended June 30, 2002
(in thousands)

	Parent and Consolidated Subsidiaries	NW Energy LLC	Eliminations	Total
Operating Activities
Net income (loss)	$(29,268)	$15,584	$—	$(13,684)
Items not affecting cash:
Depreciation and amortization	39,114	20,775	—	59,889
Loss on discontinued operations	45,086	—	—	45,086
Extraordinary item, net of taxes	13,447	—	—	13,447
Deferred income taxes	(6,457)	8,385	—	1,928
Minority interests in net losses of consolidated subsidiaries	(23,014)	—	—	(23,014)
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	(62,794)	25,715	—	(37,079)
Inventories	17,609	4,124	—	21,733
Other current assets	2,936	6,826	—	9,762
Accounts payable	(51,535)	5,224	—	(46,311)
Accrued expenses	48,698	(24,452)	—	24,246
Change in noncurrent assets and liabilities	(877)	(10,129)	—	(11,006)
Other, net	12,106	167	—	12,273
Change in net assets of discontinued operations	(2,654)	—	—	(2,654)

Cash flows provided by operating activities	2,397	52,219	—	54,616

Investment Activities:
Property, plant and equipment additions	(7,454)	(14,295)	—	(21,749)
Proceeds from sale of assets	22,441	—	—	22,441
Sale (purchase) of noncurrent investments and assets, net	(12,431)	(210)	—	(12,641)
Acquisitions and growth expenditures, net of cash received	(656,006)	96,097	—	(559,909)

Cash flows used in investing activities	(653,450)	81,592	—	(571,858)

Financing Activities:
Dividends on common and preferred stock	(17,492)	—	—	(17,492)
Minority interest on preferred securities of subsidiary trusts	(13,699)	—	—	(13,699)
Advances from (to) related parties	92,703	(92,703)	—	—
Issuance of long-term debt	719,118	—	—	719,118
Issuance of preferred securities of subsidiary trusts	117,750	—	—	117,750
Repayment of long-term debt	—	(2,009)	—	(2,009)
Line of credit (repayments) borrowings, net	(132,000)	—	—	(132,000)
Financing costs	(34,194)	—	—	(34,194)
Subsidiary repurchase of minority interests	(15,660)	—	—	(15,660)
Issuance (repayment) of subsidiary debt, net	(69,891)	—	—	(69,891)
Proceeds from termination of hedge	7,878	—	—	7,878

Cash flows provided by (used in) financing activities	654,513	(94,712)	—	559,801

Increase (Decrease) in Cash and Cash Equivalents	3,460	39,099	—	42,559
Cash and cash equivalents, beginning of period	37,158	—	—	37,158

Cash and cash equivalents, end of period	$40,618	$39,099	$—	$79,717

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Reference is made to Notes to Financial Statements
included in the Company's Annual Report)

6.    Extraordinary Item

        In March 2002, the Corporation retired the $720.0 million term loan, due February 2003, that was used for interim financing for the acquisition of The Montana Power Company's energy distribution and transmission business. The recognition of deferred costs related to the interim financing resulted in an extraordinary loss of $13.4 million, net of related income taxes of $7.2 million, or $(0.49) basic and diluted earnings per share.

        SFAS No. 145, "Recission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, with technical corrections," was issued in April 2002. SFAS No. 145 is effective for all fiscal years beginning after May 15, 2002.

        SFAS No. 145 eliminates the requirements to classify all gains and losses associated with debt extinguishments as extraordinary items. The Corporation will adopt SFAS No. 145 on January 1, 2003 and the extraordinary loss described above will be reclassified to interest expense in the comparative Consolidated Statements of Income.

7.    Sale-leaseback Transaction

        In May 2002, Blue Dot, under sale-leaseback agreements, sold certain vehicles with a net book value of $16.2 million for $22.2 million cash. The gain of $6.0 million is being amortized over the terms of the leases. At June 30, 2002, the unamortized portion of the deferred gain of $5.7 million was included in other noncurrent liabilities.

8.    Comprehensive Income (Loss)

        The Financial Accounting Standards Board defines comprehensive income as all changes to the equity of a business enterprise during a period, except for those resulting from transactions with owners. For example, dividend distributions are excepted. Comprehensive income consists of net income and other comprehensive income. Net income may include such items as income from continuing operations, discontinued operations, extraordinary items, and cumulative effects of changes in accounting principles. Other comprehensive income may include foreign currency translations, adjustments of minimum pension liability, and unrealized gains and losses on certain investments in debt and equity securities. Comprehensive income (loss) is calculated as follows (in thousands):

	Three Months Ended June 30		Six Months Ended June 30
	2002	2001	2002	2001
Net Income (Loss)	$15,804	$10,780	$(13,684)	$29,169
Other comprehensive income, net of tax:
Unrealized gain (loss) on investments	365	881	390	(255)
Gain on termination of hedge	—	—	5,121	—
Amortization of hedge gain	(160)	—	(209)	—
Foreign currency translation	58	—	54	—

Comprehensive Income (Loss)	$16,067	$11,661	$(8,328)	$28,914

9.    Restructuring Reserve

        The Corporation recognized a restructuring charge of $24.9 million in the fourth quarter of 2001 relating to the Corporation's Operational Excellence Initiative which is targeting selling, general and administrative cost reductions of approximately $150 million. The Board of Directors approved this initiative in November 2001. At December 31, 2001, $19.3 million remained as part of Accrued Expenses on the Consolidated Balance Sheet. The activity in the restructuring reserve was as follows for the period ended June 30, 2002:

	December 31, 2001	Payments	June 30, 2002
Employee termination benefits	$11,932	$(5,572)	$6,360
Facilities	4,745	(1,022)	3,723
Other	2,662	(2,662)	—

	$19,339	$(9,256)	$10,083

10.    Segment Information

        For the purpose of providing segment information in accordance with Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," the Corporation's principal business segments are its electric, natural gas, communications and HVAC operations. The "All Other" category primarily consists of our other miscellaneous service activities which are not included in the other identified segments together with unallocated corporate costs and any reconciling or eliminating amounts.

        The accounting policies of the operating segments are the same as the parent except that the parent allocates some of its operating expenses and interest expense to the operating segments according to a methodology designed by management for internal reporting purposes and involves estimates and assumptions. Financial data for the business segments are as follows (in thousands):

	Three Months Ended June 30, 2002
	Total Parent Company
	Total Electric and Natural Gas	All Other	Total Parent Company	Communications	HVAC	Total
Operating Revenues	$175,066	$12,536	$187,602	$210,275	$117,775	$515,652
Cost of Sales	66,544	4,335	70,879	116,665	74,196	261,740

Gross Margin	108,522	8,201	116,723	93,610	43,579	253,912
Selling, general, & administrative	57,660	7,108	64,768	68,721	39,342	172,831
Depreciation	15,833	731	16,564	7,075	1,785	25,424
Amortization of intangibles	—	11	11	6,791	39	6,841

Operating income (loss)	35,029	351	35,380	11,023	2,413	48,816
Interest expense	(20,081)	(2,938)	(23,019)	(8,011)	(33)	(31,063)
Investment income and other	842	(3,490)	(2,648)	127	24	(2,497)

Income (loss) before taxes and minority interests	15,790	(6,077)	9,713	3,139	2,404	15,256
Benefit (provision) for taxes	(5,621)	5,890	269	(1,775)	(960)	(2,466)

Income (loss) before minority interests	$10,169	$(187)	$9,982	$1,364	$1,444	$12,790

Total Assets	$1,933,763	$215,457	$2,149,220	$833,032	$397,922	$3,380,174

Maintenance Capital Expenditures	$8,505	$114	$8,619	$793	$1,905	$11,317

	Three Months Ended June 30, 2001
	Total Parent Company
	Total Electric and Natural Gas	All Other	Total Parent Company	Communications	HVAC	Total
Operating Revenues	$59,704	$4,202	$63,906	$301,267	$111,673	$476,846
Cost of Sales	29,581	2,682	32,263	186,924	68,821	288,008

Gross Margin	30,123	1,520	31,643	114,343	42,852	188,838
Selling, general, & administrative	13,081	5,246	18,327	116,355	36,044	170,726
Depreciation	4,084	438	4,522	2,890	2,327	9,739
Amortization of intangibles	—	111	111	9,735	1,762	11,608

Operating income (loss)	12,958	(4,275)	8,683	(14,637)	2,719	(3,235)
Interest expense	(2,154)	(4,642)	(6,796)	(3,736)	(1,157)	(11,689)
Investment income and other	140	1,009	1,149	453	73	1,675

Income (loss) before taxes and minority interests	10,944	(7,908)	3,036	(17,920)	1,635	(13,249)
Benefit (provision) for taxes	(3,699)	1,246	(2,453)	—	(1,328)	(3,781)

Income (loss) before minority interests	$7,245	$(6,662)	$583	$(17,920)	$307	$(17,030)

Total Assets	$349,468	$137,777	$487,245	$765,474	$382,350	$1,635,069

Maintenance Capital Expenditures	$3,232	$78	$3,310	$3,986	$2,626	$9,922

	Three Months Ended June 30
	2002		2001
	Electric	Natural Gas	Electric	Natural Gas
Operating Revenues	$121,406	$53,660	$30,169	$29,535
Cost of Sales	39,544	27,000	5,461	24,120

Gross Margin	81,862	26,660	24,708	5,415
Selling, general & administrative	43,820	13,840	9,417	3,664
Depreciation	12,726	3,107	3,212	872

Operating Income	$25,316	$9,713	$12,079	$879

	Six Months Ended June 30, 2002
	Total Parent Company
	Total Electric and Natural Gas	All Other	Total Parent Company	Communications	HVAC	Total
Operating Revenues	$348,646	$22,681	$371,327	$412,180	$212,258	$995,765
Cost of Sales	146,123	9,954	156,077	241,415	133,939	531,431

Gross Margin	202,523	12,727	215,250	170,765	78,319	464,334
Selling, general, & administrative	95,156	13,635	108,791	137,220	74,970	320,981
Depreciation	28,548	1,434	29,982	11,569	4,408	45,959
Amortization of intangibles	—	18	18	13,686	226	13,930

Operating income (loss)	78,819	(2,360)	76,459	8,290	(1,285)	83,464
Interest expense	(32,307)	(6,323)	(38,630)	(13,985)	(134)	(52,749)
Investment income and other	1,125	(3,091)	(1,966)	126	37	(1,803)

Income (loss) before taxes and minority interests	47,637	(11,774)	35,863	(5,569)	(1,382)	28,912
Benefit (provision) for taxes	(17,423)	9,520	(7,903)	432	394	(7,077)

Income (loss) before minority interests	$30,214	$(2,254)	$27,960	$(5,137)	$(988)	$21,835

Total Assets	$1,933,763	$215,457	$2,149,220	$833,032	$397,922	$3,380,174

Maintenance Capital Expenditures	$17,341	$204	$17,545	$1,235	$2,969	$21,749

	Six Months Ended June 30, 2001
	Total Parent Company
	Total Electric and Natural Gas	All Other	Total Parent Company	Communications	HVAC	Total
Operating Revenues	$165,384	$7,686	$173,070	$570,064	$211,304	$954,438
Cost of Sales	101,220	4,974	106,194	372,932	131,330	610,456

Gross Margin	64,164	2,712	66,876	197,132	79,974	343,982
Selling, general, & administrative	24,843	10,885	35,728	236,860	70,953	343,541
Depreciation	8,131	929	9,060	5,206	4,461	18,727
Amortization of intangibles	—	140	140	18,409	3,502	22,051

Operating income (loss)	31,190	(9,242)	21,948	(63,343)	1,058	(40,337)
Interest expense	(4,357)	(11,118)	(15,475)	(6,094)	(2,513)	(24,082)
Investment income and other	166	2,251	2,417	301	135	2,853

Income (loss) before taxes and minority interests	26,999	(18,109)	8,890	(69,136)	(1,320)	(61,566)
Benefit (provision) for taxes	(9,223)	4,534	(4,689)	17,461	(879)	11,893

Income (loss) before minority interests	$17,776	$(13,575)	$4,201	$(51,675)	$(2,199)	$(49,673)

Total Assets	$349,468	$137,777	$487,245	$765,474	$382,350	$1,635,069

Maintenance Capital Expenditures	$5,961	$245	$6,206	$9,615	$4,665	$20,486

	Six Months Ended June 30
	2002		2001
	Electric	Natural Gas	Electric	Natural Gas
Operating Revenues	$216,742	$131,904	$59,530	$105,854
Cost of Sales	71,160	74,963	10,785	90,435

Gross Margin	145,582	56,941	48,745	15,419
Selling, general & administrative	71,525	23,631	16,904	7,939
Depreciation	22,903	5,645	6,424	1,707

Operating Income	$51,154	$27,665	$25,417	$5,773

11.    New Accounting Standards

        SFAS No. 141, "Business Combinations," issued in June 2001, requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. In addition, it requires that all identifiable intangible assets be separately recognized and the purchase price allocated accordingly, which will result in the recognition, in some instances, of substantially more categories of intangibles.

        SFAS No. 142, "Goodwill and Other Intangible Assets," was also issued in June 2001 and eliminates amortization of goodwill and allows amortization of other intangibles only if the assets have a finite, determinable life. At adoption, and at least annually thereafter, companies must also perform an impairment analysis of intangible assets at the reporting unit level, to determine whether the carrying value exceeds the fair value of the assets. In instances where the carrying value is more than the fair value of the asset, an impairment loss must be recognized. Subsequent reversal of a previously recognized impairment loss is prohibited. SFAS No. 142 is effective for all fiscal years beginning after December 15, 2001, with early application permitted in some instances for entities with fiscal years beginning after March 15, 2001.

        The Corporation adopted the provision effective January 1, 2002 and retained a third party to assist the Corporation in the analysis of fair value for compliance with SFAS No. 142 and determined no impairment charge was neccessary. Intangibles assets consist of the following at June 30, 2002 (in thousands):

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortized intangible assets:
Other	$236,404	$(71,317)	$165,087
Unamortized intangible assets:
Goodwill	458,234	(31,558)	426,676
Other, primarily Dealer Agreements	72,446	(3,849)	68,597

Total Intangible Assets	$767,084	$(106,724)	$660,360

        The excess of the cost of businesses acquired over the fair value of all tangible and intangible assets acquired, net of liabilities assumed, has been recorded as goodwill. Other amortized intangibles primarily consist of maintenance contracts, customer lists, and assembled workforce resulting from an asset acquisition, which are amortized over their estimated periods of benefit. The weighted average amortization period for these other intangible assets is 11 years.

        Intangible asset amortization expense for the quarter and six months ended June 30, 2002 was $6.8 million and $13.9 million, respectively. Estimated amortization expense for each year 2002 - 2006, is $32.9 million, $32.8 million, $29.6 million, $18.8 million and $14.1 million.

        The changes in the carrying amount of goodwill for the six months ended June 30, 2002 are as follows (in thousands):

	Communications	HVAC	All Other	Total
Balance as of December 31, 2001	$141,908	$259,443	$4,383	$405,734
Goodwill acquired	—	13,524	7,418	20,942

Balance as of June 30, 2002	$141,908	$272,967	$11,801	$426,676

        The following tables present a reconciliation of net income and earnings per share as reported net of taxes and minority interest, to adjusted amounts which included the impact of the adoption of SFAS 142 for all periods presented.

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001
Reported earnings (losses) on common stock	$8,282	$9,082	$(27,479)	$25,773
Add: Goodwill amortization, net of taxes and minority interests	—	1,132	—	2,252

Adjust earnings (losses)	$8,282	$10,214	$(27,469)	$28,025

	Three Months Ended June 30		Six Months Ended June 30
	2002	2001	2002	2001
Basic earnings (losses) per share	$0.30	$0.38	$(1.01)	$1.09
Add: Goodwill amortization, net of taxes and minority interests	—	0.05	—	0.10

Adjust basic earnings (losses) per share	$0.30	$0.43	$(1.01)	$1.19

	Three Months Ended June 30		Six Months Ended June 30
	2002	2001	2002	2001
Diluted earnings (losses) per share	$0.30	$0.38	$(1.01)	$1.08
Add: Goodwill amortization, net of taxes and minority interests	—	0.05	—	0.10

Diluted earnings (losses) per share	$0.30	$0.43	$(1.01)	$1.18

12.    Reclassifications

        Certain 2001 amounts have been reclassified to conform to the 2002 presentation. Such reclassifications have no impact on net income or shareholders' equity as previously reported.

13.    Earnings per Share

        Basic earnings per share is computed on the basis of the weighted average number of common shares outstanding. Diluted earnings per share is computed on the basis of the weighted average number of common shares outstanding plus the effect of the outstanding stock options and warrants. The following table presents the shares used in computing the basic and diluted earnings per share for 2002 and 2001:

	Three Months Ended June 30		Six Months Ended June 30
	2002	2001	2002	2001
Average Common Shares Outstanding For Basic Computation	27,396,762	23,669,337	27,396,762	23,551,734
Dilutive Effect of:
Stock Options	693	80,435	947	77,586
Stock Warrants	—	11,907	—	111,726

Average Common Shares Outstanding For Diluted Computation	27,397,455	23,761,679	27,397,709	23,741,046

        Certain outstanding antidilutive options and warrants have been excluded from the earnings per share calculation. These options and warrants total 2,659,981 and 487,831 for the quarters ended June 30, 2002 and 2001. For the six months ended June 30, 2002 and 2001, these options and warrants total 2,659,981 and 487,831, respectively.

14.    Environmental Liabilities

        In connection with the acquisition of NorthWestern Energy, L.L.C. ("NorthWestern Energy LLC"), which held the energy distribution and transmission business of The Montana Power Company, the Corporation assumed the following environmental obligations:

        The U.S. Environmental Protection Agency (the "EPA"), identified the Milltown Reservoir, which sits behind a hydroelectric dam the Corporation acquired in connection with the acquisition of NorthWestern Energy LLC, on its Superfund National Priority List in 1983 as a result of the collection of toxic heavy metals in the silts. The Atlantic Richfield Company ("ARCO") has been named as the party with responsibility for completing the remedial investigation and feasibility studies and conducting site cleanup, under the EPA's direction. The former owner of NorthWestern Energy LLC did not undertake any direct responsibility in that regard, in light of a special statutory exemption from liability under CERCLA in relation to the Milltown Dam. By virtue of its acquisition of The Montana Power Corporation's utility business and the dam, NorthWestern Energy LLC succeeded to similar protection under this statutory exception. ARCO has argued that the former owner of NorthWestern Energy LLC should be considered a Potentially Responsible Party ("PRP") and has threatened to challenge its exempt status. ARCO and the former owner of NorthWestern Energy LLC entered into a settlement agreement to limit the former owner's and now NorthWestern Energy LLC's potential liability, costs and ongoing operating expenditures, provided that the EPA selects a remedy that leaves the dam and sediments in place in its final Record of Decision. The final Record of Decision is not expected to be issued until late 2002 or early 2003. Depending on the outcome of that decision, the Corporation may be required to defend its exempt position. There can be no assurance that the Corporation will not incur costs or liabilities associated with the Milltown Dam site in the future, some of which could be significant. The Corporation has established a reserve of approximately $20.0 million at June 30, 2002, primarily for liabilities related to the Milltown Dam and other environmental liabilities. To the extent NorthWestern Energy LLC's liabilities are greater than this reserve, its financial condition and results of operations could be adversely affected.

        Under the terms of the acquisition of NorthWestern Energy LLC, the Corporation assumed the first $50 million of NorthWestern Energy LLC's pre-closing environmental liabilities, including these retained environmental liabilities. Touch America Holdings, Inc. assumed the next $25 million in costs. The Corporation and Touch America Holdings, Inc. agreed to equally split costs that fall between $75 and $150 million. An evaluation of the potential liability under the contract was performed and the Corporation recognized a liability in the amount of $5.1 million.

        Environmental laws and regulations require the Corporation to incur certain costs, which could be substantial, to operate existing facilities, construct and operate new facilities and mitigate or remove the effect of past operations on the environment. Governmental regulations establishing environmental protection standards are continually evolving, and, therefore, the character, scope, cost and availability of the measures the Corporation may be required to take to ensure compliance with evolving laws or regulations cannot be accurately predicted. However, the Corporation believes that an appropriate amount of costs have been accrued and potential costs related to such environmental regulation and cleanup requirements are timely estimated and recorded. The Corporation does not expect these costs to have a material adverse effect on its consolidated financial position, ongoing operations, or cash flows.

15.    Commitments

        The Corporation has provided guarantees for various credit facilities of majority owned subsidiaries, totaling $127.5 million. At June 30, 2002, $95.2 million outstanding under these facilities was subject to guaranty by the Corporation.

QuickLinks

INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
INDEPENDENT AUDITORS' REPORT
NORTHWESTERN CORPORATION CONSOLIDATED STATEMENTS OF INCOME
NORTHWESTERN CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS
NORTHWESTERN CORPORATION CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
NORTHWESTERN CORPORATION CONSOLIDATED BALANCE SHEETS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
NORTHWESTERN CORPORATION CONSOLIDATED STATEMENTS OF INCOME
NORTHWESTERN CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS
NORTHWESTERN CORPORATION CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
NORTHWESTERN CORPORATION CONSOLIDATED BALANCE SHEETS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FIVE-YEAR FINANCIAL SUMMARY
NORTHWESTERN CORPORATION CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (In Thousands, Except Per Share Amounts)
NORTHWESTERN CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In Thousands)
NORTHWESTERN CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Reference is made to Notes to Financial Statements included in the Company's Annual Report)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued) (Reference is made to Notes to Financial Statements included in the Company's Annual Report)
Income Statement Consolidating Schedule Three Months Ended June 30, 2002 (in thousands)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued) (Reference is made to Notes to Financial Statements included in the Company's Annual Report)
Income Statement Consolidating Schedule Six Months Ended June 30, 2002 (in thousands)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued) (Reference is made to Notes to Financial Statements included in the Company's Annual Report)
Balance Sheet Consolidating Schedules June 30, 2002 (in thousands)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued) (Reference is made to Notes to Financial Statements included in the Company's Annual Report)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued) (Reference is made to Notes to Financial Statements included in the Company's Annual Report)